Exhibit 4.41

Execution Copy

SPECTRA ENERGY

RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective

as of January 1, 2014)

SPECTRA ENERGY RETIREMENT SAVINGS PLAN

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2.32	Highly Compensated Employee	7
2.33	Investment Committee	7
2.34	Investment Fund	7
2.35	Leased Employee	7
2.36	Limitation Year	7
2.37	Matching Contribution	7
2.38	Maximum Matching Contribution Percentage	7
2.39	Non-Highly Compensated Employee	7
2.40	Participant	7
2.41	Plan	8
2.42	Plan Administrator or Administrator	8
2.43	Plan Year	8
2.44	Prior ESOP Company Account	8
2.45	Prior ESOP Employee Account	8
2.46	Qualified Domestic Relations Order	8
2.47	Qualified Nonelective Contribution	8
2.48	Rollover Account	8
2.49	Rollover Contribution	8
2.50	Severance from Employment	8
2.51	Spectra Energy Participant	9
2.52	Spouse	9
2.53	Treasury Regulations	9
2.54	Trust Agreement	9
2.55	Trust Fund	9
2.56	Trustee	9
2.57	Valuation Date	9

ARTICLE 3 ELIGIBILITY AND PARTICIPATION		10
3.01	Eligibility	10
3.02	Commencement of Participation	10
3.03	Electing to be a Participant	11
3.04	Termination of Participation	11

ARTICLE 4 CONTRIBUTIONS TO THE PLAN		12
4.01	Before-Tax Elective Deferrals	12
4.02	Catch-Up Contributions	12
4.03	After-Tax Contributions	13
4.04	Matching Contributions	14
4.05	Rollover Contributions	15
4.06	Qualified Nonelective Contributions	16
4.07	Funding Policy	16
4.08	Contributions Irrevocable	16
4.09	Reversion of Contributions	16

ARTICLE 5 ACCOUNTS AND INVESTMENT FUNDS		17
5.01	Accounts	17
5.02	Risk of Loss	18

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5.03	Investment Elections	18
5.04	Valuation of Accounts	20
5.05	Purchase of Company Stock	21
5.06	Errors and Omissions	21
5.07	Beneficiaries and Alternate Payees	21

ARTICLE 6 VESTING		22

ARTICLE 7 DISTRIBUTIONS AND WITHDRAWALS		23
7.01	Distribution of Benefits upon Severance from Employment or Disability	23
7.02	Commencement of Distribution	23
7.03	Method of Distribution	24
7.04	Special Distribution Rules	25
7.05	In-Service Withdrawals	26
7.06	Distributions Pursuant to Qualified Domestic Relations Orders	27
7.07	Payment to Minors and Incapacitated Persons	27
7.08	Application for Benefits	27
7.09	Direct Rollovers	27
7.10	Valuation for Purposes of Distributions	29
7.11	Active Duty Distribution	30
7.12	Qualified Reservist Distribution	30

ARTICLE 8 HARDSHIP WITHDRAWALS AND LOANS		31
8.01	Hardship Withdrawal of Account	31
8.02	Loans	32

ARTICLE 9 ESOP PROVISIONS		37
9.01	Company Stock Fund	37
9.02	Diversification Requirements	37
9.03	Company Stock Dividend Distributions	37
9.04	Voting Rights	37
9.05	Special Provisions if Company Stock is Not Publicly-Traded	38
9.06	Company Stock Fund Administration	40

ARTICLE 10 PLAN ADMINISTRATION		41
10.01	Named Fiduciaries	41
10.02	Trustee	41
10.03	Powers and Duties of the Plan Administrator	41
10.04	Reliance on Information	42
10.05	Compensation of the Plan Administrator	42
10.06	Investment Committee	42
10.07	Delegations	43
10.08	Expenses	43
10.09	Information from Participants and Employers	44
10.10	Records	44
10.11	Indemnification	44
10.12	Adoption of Plan by Affiliated Sponsors	45

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ARTICLE 11 CLAIMS PROCEDURE		46
11.01	Claim	46
11.02	Denial of Claim	47
11.03	Appeal	47
11.04	Additional Procedures	48
11.05	Beneficiaries and Alternate Payees	48

ARTICLE 12 AMENDMENT AND TERMINATION		49
12.01	Amendment of the Plan	49
12.02	Termination of the Plan	49
12.03	Mergers, Consolidation and Transfers of Assets and Liabilities	49

ARTICLE 13 MISCELLANEOUS PROVISIONS		50
13.01	Non-Alienation	50
13.02	Fraud, Misrepresentation, Intentional Omission, Concealment or Error	51
13.03	Benefit Disputes	51
13.04	No Contract of Employment	51
13.05	Headings and Subheadings	52
13.06	Use of Masculine and Feminine, Singular and Plural	52
13.07	Unclaimed Benefits	52
13.08	Governing Law	52
13.09	Mandatory Venue	52
13.10	Interpretation Consistent with Law	53
13.11	Quarterly Reports	53
13.12	Certain Securities Restrictions	53
13.13	Reliance on Data and Consents	53
13.14	Release	53
13.15	Qualified Military Service	54
13.16	Forfeitures	54

ARTICLE 14 HIGHLY COMPENSATED EMPLOYEES		55
14.01	In General	55
14.02	Highly Compensated Employees	55
14.03	Former Highly Compensated Employee	55
14.04	Definitions	55
14.05	Other Methods Permissible	56

ARTICLE 15 SPECIAL DISCRIMINATION RULES		57
15.01	Definitions	57
15.02	Limit on Before-Tax Elective Deferrals	59
15.03	Average Actual Deferral Percentage	61
15.04	Special Rules For Determining Average Actual Deferral Percentage	63
15.05	Distribution of Excess ADP Deferrals	64
15.06	Before-Tax Elective Deferrals Recharacterized as After-Tax Contributions	65
15.07	Average Actual Contribution Percentage	67
15.08	Special Rules For Determining Average Actual Contribution Percentages	69
15.09	Distribution of Excess ACP Contributions	70
15.10	Order of Applying Certain Sections of Article	71

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ARTICLE 16 TOP HEAVY RULES		72
16.01	General	72
16.02	Definitions	72
16.03	Minimum Benefit	73

ARTICLE 17 MAXIMUM BENEFITS		75
17.01	General Rule	75
17.02	Definitions	75

APPENDIX A		78

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SPECTRA ENERGY RETIREMENT SAVINGS PLAN

ARTICLE 1

INTRODUCTION

1.01	Establishment of the Plan. Pursuant to the Employee Matters Agreement between Duke Energy Corporation (“Duke Energy”) and Spectra Energy Corp (the “Company”) dated December 13, 2006, the Company, as the plan sponsor, established this Spectra Energy Retirement Savings Plan (the “Plan”) to accept a transfer of accounts from the Duke Energy Retirement Savings Plan (the “Duke 401(k) Plan”) with respect to “Spectra Energy Participants” (as defined in and designated as such in accordance with the Employee Matters Agreement).

The Company hereby amends and restates the Plan effective as of January 1, 2014. It is intended that the Plan and its corresponding Trust Agreement continue to qualify under Code Sections 401(a) and 501(a).

1.02	Employee Stock Ownership Plan. The Plan includes a Company Stock Fund (as defined in Section 2.16) that is intended to be the component part of the Plan that is designed to invest primarily in “employer securities” as defined in Code Section 409(1) and qualifies as an “employee stock ownership plan” (“ESOP”) within the meaning of Code Section 4975(e)(7) and ERISA Section 407(d)(6). For this purpose, “employer securities” means the common stock issued by the Company which is readily tradable on an established securities market. If the Company’s common stock ceases to be traded on an established securities market, “employer securities” means common stock issued by the Company (or a corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 409(1)(4))) having a combination of voting power and dividend rights equal to or in excess of (i) that class of common stock of the Company (or of any other such corporation) having the greatest voting power, and (ii) that class of common stock of the Company (or any other such corporation) having the greatest dividend rights.

1.03	Purpose. The purpose of the Plan is to provide retirement savings for the exclusive benefit of participating Employees and their Beneficiaries. The Plan also enables Eligible Employees of the Company and participating Affiliated Companies to accumulate capital for their future economic security, and to enable Eligible Employees to acquire stock ownership interests in the Company on a tax-deferred basis.

1.04	Participant-Directed Investments. It is the Company’s intent that the Plan constitutes a plan described in ERISA Section 404(c). Accordingly, the fiduciaries of the Plan shall be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, Beneficiary or Alternate Payee.

Except for the Company Stock Fund, the Investment Committee may modify, eliminate or select new Investment Funds from time to time.

1.05

Code and ERISA Compliance. Unless otherwise specifically provided by the terms of the Plan, this document is effective with respect to each change made to satisfy the provisions of (i) the Code or ERISA, or (ii) regulations, rulings, or other published

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guidance issued under the Code or ERISA, with respect to any plan directly or indirectly merged (including a transfer of assets and liabilities from any plan subject to Code Section 414(1)) into the Plan as of the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an Employee, or a waiver or exemption issued under the Code or ERISA and including for periods prior to the merger to the extent so required). Accordingly, the Plan is also an amendment of any plan directly or indirectly merged (including a plan from which assets and liabilities were transferred) into the Plan but only with respect to such compliance amendments and shall not be construed to expand the definition of “Eligible Employee,” change benefit rates, or otherwise change any substantive provision of any plan merged (including a plan from which assets and liabilities were transferred) into the Plan that is not directly affected by a compliance amendment prior to the merger date.

1.06	Effective Date. The initial effective date of the Plan is January 1, 2007, and the effective date of this amendment and restatement is January 1, 2014.

ARTICLE 2

DEFINITIONS

Certain terms in the Plan have special meanings which are set forth in this Article 2 and which shall govern, unless the context in which they are used clearly indicates that some other meaning is intended.

2.01	Account means each Participant’s account described in Section 5.01.

2.02	Adjustment means, for any Valuation Date, the aggregate earnings, realized or unrealized appreciation, losses, expenses, and realized or unrealized depreciation of the Trust Fund since the immediately preceding Valuation Date. For purposes of such Adjustment, all assets of the Trust Fund shall be valued at their fair market value as of each Valuation Date by a method determined by the Trustee. The determination of the valuation of assets and the Adjustment shall be made by the Trustee and shall be final and binding.

2.03	Affiliated Company means:

(a)	any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company;

(b)	any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company;

(c)	any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and

(d)	any organization or arrangement required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

2.04	Affiliated Sponsor means any Affiliated Company that has adopted the Plan in accordance with Section 10.12. Affiliated Sponsors are listed on Appendix A to the Plan.

2.05	After-Tax Contribution means any contribution described in Section 4.03.

2.06	Alternate Payee means a Participant’s Spouse, former spouse, child, or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

2.07	Authorized Unpaid Leave of Absence means any unpaid absence authorized by the Employer under the Employer’s standard personnel practices. An absence due to service in the armed forces of the United States shall be considered an Authorized Unpaid Leave of Absence to the extent required by federal law.

2.08	Before-Tax Elective Deferral means any contribution made to the Plan during the Plan Year pursuant to Code Section 401(k) by the Employer, at the election of the Participant, in lieu of cash compensation as described in Section 4.01. Such Before-Tax Elective Deferrals are nonforfeitable when made and distributable only as specified in Article 7.

2.09	Beneficiary means

(a)	Unmarried Participants. For unmarried Participants, any individual(s), trust(s), estate(s), partnership(s), corporation(s) or other entity or entities designated by the Participant in accordance with procedures established by the Plan Administrator to receive any interest to which the Beneficiary is entitled under the Plan upon the Participant’s death. The Plan Administrator may require certification by a Participant in any form it deems appropriate of the Participant’s marital status prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation shall be void if the Participant revokes the designation or marries a Spouse. Any Beneficiary designation shall be void to the extent it conflicts with the terms of a Qualified Domestic Relations Order. If an unmarried Participant fails to designate a Beneficiary or if a designated Beneficiary fails to survive the Participant and the Participant has not designated a contingent Beneficiary, or the designated Beneficiary disclaims his or her interest in a manner satisfactory to the Plan Administrator, or is otherwise ineligible, then the Beneficiary shall be the Participant’s estate.

(b)	Married Participants. A married Participant’s Beneficiary shall be his Spouse at the time of his death unless the Participant has designated a non-Spouse Beneficiary (or Beneficiaries) with the written consent of his Spouse given in the presence of a notary public on a form provided by the Plan Administrator, or unless the terms of a Qualified Domestic Relations Order require payment to a non-Spouse Beneficiary. A Participant may not change the designation of a non-Spouse Beneficiary to another non-Spouse Beneficiary without his Spouse’s consent (as described in this subsection (b)). A Spouse’s consent shall be irrevocable. A married Participant’s designation of a non-Spouse Beneficiary in accordance with the preceding sentence shall remain valid until revoked by the Participant or until the Participant marries a Spouse who has not consented to a designation in accordance with the preceding sentence. Any Beneficiary designation shall be void to the extent it conflicts with the terms of a Qualified Domestic Relations Order. If the Beneficiary of a married Participant fails to survive the Participant and the Participant has not named a contingent Beneficiary, then the Beneficiary shall be the Participant’s estate.

(c)	Spectra Energy Participants. Any beneficiary designation made by a Participant pursuant to the terms of the Duke 401(k) Plan that was in effect on December 31, 2006 shall be treated as a valid designation under the Plan unless and until the Participant revokes such designation in accordance with the terms of the Plan or marries a Spouse. As provided in subsections (a) and (b) above, such designation shall be void to the extent it conflicts with the terms of a Qualified Domestic Relations Order.

For the purposes of this Section 2.09, revocation of prior Beneficiary designations will occur when a Participant files a valid designation with the Plan Administrator. If the Participant designates a minor as Beneficiary hereunder, the Plan Administrator may require proof of legal guardianship of the minor’s property under applicable state law prior to making payment to such Beneficiary. As reflected herein, a Beneficiary shall have certain of the same rights and obligations as Participants for certain Plan provisions, provided, however, that such rights and obligations shall not arise until the Participant’s death.

2.10	Board means the Board of Directors of the Company.

2.11	Catch-Up Contribution means any Before-Tax Elective Deferral made by an eligible Participant pursuant to Section 4.02.

2.12	Code means the Internal Revenue Code of 1986, as amended.

2.13	Company means Spectra Energy Corp.

2.14	Company Match Account means the Account described in Section 5.01(c).

2.15	Company Stock means any qualifying “employer securities” issued by the Company, as defined in Code Section 409(1).

2.16	Company Stock Fund means the Investment Fund that invests all of its assets in Company Stock except to the extent reasonably necessary, not to exceed 4% of the value of such Investment Fund, to provide liquidity for transfers out of such Investment Fund. The Company Stock Fund shall be the ESOP portion of the Plan and shall be administered in accordance with the requirements of Code Section 4975(e)(7), the regulations applicable thereunder, and the provisions of Article 9 of the Plan.

2.17	Compensation Limit means the limit in effect for the Plan Year under Code Section 401(a)(17) ($260,000 for the 2014 Plan Year, and as adjusted thereafter by the Cost of Living Factor).

2.18	Cost of Living Factor means the cost of living factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary may provide.

2.19	Disability means the Employee has applied for and is receiving disability benefits from a disability benefit plan sponsored by the Company and/or an Affiliated Sponsor.

2.20	Duke 401 (k) Plan means the Duke Energy Retirement Savings Plan as in effect on December 31, 2006.

2.21	Duke Stock means the Duke Energy Corporation common stock that was transferred to the Plan from the Duke 401(k) Plan as of January 1, 2007.

2.22	Eligible Earnings means amounts, except as excluded below, paid by an Employer to the Employee while he is an Eligible Employee during the Plan Year which are required to be reported as wages in Box 1 (“Wages, Tips and Compensation”) on the Participant’s Form W-2 (or its comparable location as provided on Form W-2 in future years). Eligible Earnings shall also include compensation which is not currently includable in the Employee’s gross income by reason of the application of Code Sections 401 (k), 125 or 132(f)(4).

Eligible Earnings shall not include the following items: compensation paid as a result of a Participant’s Severance from Employment, (e.g., severance pay), payments of bank time and unused vacation, expense reimbursements, allowances, cash or non-cash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, long term incentive compensation (including but not limited to income resulting from any stock-based awards such as stock options, stock appreciation rights, phantom stock or restricted stock) and other compensation items to the extent described as not included for purposes of benefit plans or the Plan itself.

No Eligible Earnings in excess of the Compensation Limit shall be taken into account for any Participant under the Plan in a Plan Year. Thus, any compensation amount paid by an Employer to the Employee during the Plan Year that is in excess of the Compensation Limit for such Plan Year shall not be considered to be Eligible Earnings for contribution purposes under Sections 4.01, 4.02, 4.03, or 4.04 of the Plan under any circumstance.

Notwithstanding the foregoing, if a Participant is performing service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) while on active duty for a period of more than 30 days and is receiving amounts which represent all or a portion of the compensation the Participant would have received from the Employer if the Participant were performing services for the Employer, such amounts shall be treated as Eligible Earnings for all purposes under the Plan.

2.23	Eligible Employee means an Employee who meets the eligibility criteria described in Section 3.01.

2.24	Employee means any person employed by or on an authorized leave of absence from the Company or an Affiliated Company (but only while the Affiliated Company is, or was, an Affiliated Company). For the purposes of determining the number or identity of Highly Compensated Employees and for the purposes of the pension requirements of Code Section 414(n)(3), Employee shall also include Leased Employees, provided that if such Leased Employees constitute less than 20% of the combined nonhighly compensated work force of the Affiliated Companies within the meaning of Code Section 414(n)(5)(C)(ii), Employee shall not include those Leased Employees who are covered by a plan described in Code Section 414(n)(5).

2.25	Employee After-Tax Account means the Account described in Section 5.01(d).

2.26	Employee Before-Tax Account means the Account described in Section 5.01(a).

2.27	Employee Contribution means any Before-Tax Elective Deferral, Catch-Up Contribution, and After-Tax Contribution.

2.28	Employer means the Company and any Affiliated Sponsor.

2.29	Employer Contribution means any Employer Matching Contribution and any Qualified Nonelective Contribution.

2.30	ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.31	Forfeitures means (i) amounts that are payable to a Participant, Beneficiary or Alternate Payee who cannot be located after the Employer has taken reasonable steps available to locate such Participant, Beneficiary or Alternate Payee and are therefore forfeited under Section 13.07, (ii) amounts that are Matching Contributions that are required to be forfeited because such amounts were allocated to a Participant’s Account with respect to Before-Tax Elective Deferrals that have been determined to be Excess Deferrals under Section 15.02 or Excess ADP Deferrals under Section 15.05 (as defined in Section 15.05), or (iii) any other amounts that the Company determines, in its sole discretion, should be forfeited under the Plan, to the extent consistent with the Code and ERISA.

2.32	Highly Compensated Employee means a Highly Compensated Employee as defined in Article 14 of the Plan.

2.33	Investment Committee means the committee appointed by the Company or its delegate to discharge the duties described in Section 10.06.

2.34	Investment Fund means each investment vehicle into which amounts attributable to contributions under the Plan may be directed pursuant to Article 5.

2.35	Leased Employee means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer or such related persons.

2.36	Limitation Year means the Plan Year.

2.37	Matching Contribution means the contribution made by the Employer pursuant to Section 4.04.

2.38	Maximum Matching Contribution Percentage means the percentage of Eligible Earnings which constitutes the maximum amount of Matching Contributions that the Employer shall make to a Participant’s Company Match Account as set forth in Section 4.04.

2.39	Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

2.40	Participant means any current or former Eligible Employee or Spectra Energy Participant who maintains an Account in the Plan. Additionally, Beneficiaries and Alternate Payees of Participants shall have certain of the same rights and obligations as Participants for purposes of certain Plan provisions, as set forth in the Plan.

2.41	Plan means the Spectra Energy Retirement Savings Plan as set forth herein and as amended.

2.42	Plan Administrator or Administrator means the “plan administrator” within the meaning of ERISA Section 3(16)(A). The Company will serve as the Plan Administrator or Administrator, unless the Company designates a delegate, in which case the Company’s delegate will serve as the Plan Administrator or Administrator. For this purpose, the Company has designated the Spectra Energy Corp Benefits Committee (also known as the Spectra Energy Corp Benefits Administrative Committee) as its delegate. The Plan Administrator or Administrator shall serve as the “plan administrator” within the meaning of ERISA Section 3(16)(A) except for those duties specifically granted to the Investment Committee pursuant to Section 10.06. The Plan Administrator shall have the authority to delegate any and all duties in accordance with Section 10.03(j).

2.43	Plan Year means the 12-month period beginning on January 1 and ending on December 31.

2.44	Prior ESOP Company Account means the Account described in Section 5.01(e).

2.45	Prior ESOP Employee Account means the Account described in Section 5.01(f).

2.46	Qualified Domestic Relations Order means a “qualified domestic relations order” within the meaning of ERISA Section 206(d) and Code Section 414(p).

2.47	Qualified Nonelective Contribution means a contribution described in Section 4.06.

2.48	Rollover Account means the Account described in Section 5.01(b).

2.49	Rollover Contribution means a contribution pursuant to Section 4.05.

2.50	Severance from Employment means an Employee’s cessation of employment with the Affiliated Companies in a manner which constitutes a “severance from employment” under Code Section 401(k)(2)(B)(i)(I), including such a cessation of employment for any of the following reasons:

(a)	Voluntary resignation.

(b)	Discharge by the Employer.

(c)	Retirement.

(d)	Death.

An Employee who ceases to be actively employed because of an authorized leave of absence shall not be deemed to have a Severance from Employment. The transfer of an Employee’s employment to, from, or between Affiliated Companies shall not constitute a Severance from Employment.

2.51	Spectra Energy Participant means a person defined in and designated as such in accordance with the Employee Matters Agreement by and between Duke Energy Corporation and Spectra Energy Corp dated December 13, 2006, and with respect to whom assets and liabilities are transferred from the Duke 401(k) Plan to the Plan.

2.52	Spouse means the person to whom a Participant is lawfully married, and who qualifies as the Participant’s Spouse for federal income tax purposes; provided that Spouse shall instead mean another spouse of a Participant to the extent required by a Qualified Domestic Relations Order. The Participant or Spouse must provide proof of marriage if requested by the Plan Administrator, such as, for example, an affidavit of marriage, or a marriage license or certificate of common-law marriage issued by the jurisdiction in which the marriage took place. The Plan Administrator may notify other Beneficiaries (contingent or otherwise) in the event of a claim by a common-law spouse and may take such other action as it deems appropriate, including the filing of interpleader or declaratory judgment actions if conflicting claims (or the potential therefor) exist.

2.53	Treasury Regulations means the regulations pertaining to certain Sections of the Code as issued by the Secretary of the Treasury.

2.54	Trust Agreement means the separate agreement of trust entered into between the Company and the Trustee which governs the creation of the Trust Fund and all amendments thereto.

2.55	Trust Fund means the cash and other property held and administered by the Trustee in accordance with the Plan and Trust Agreement.

2.56	Trustee means the persons, corporation, association, or a combination of them, acting as Trustee under the Trust Agreement.

2.57	Valuation Date means each business day of the Plan Year for which plan assets are traded on a national exchange, or such other date selected by the Plan Administrator.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.01	Eligibility. Employees of an Employer who have attained age 18 shall be eligible to participate in the Plan, except that the following individuals are not eligible to participate in the Plan:

(a)	Leased Employees.

(b)	Any non-resident alien who has no United States source income or any individual who is not on the U.S. payroll of an Affiliated Sponsor.

(c)	Individuals whose terms and conditions of employment are subject to collective bargaining may not participate unless there is in effect a collective bargaining agreement that expressly provides for participation in the Plan.

(d)	Individuals designated, compensated, or otherwise classified or treated by an Employer as independent contractors, leased employees, or other non-common law employees (and it is the express intent that this provision includes those who are at any time reclassified as Employees in response to action by the Internal Revenue Service, any other administrative agency, or a court of competent jurisdiction).

(e)	Individuals who have waived participation in the Plan through any means including Employees whose employment is governed by a written agreement with an Employer (including, but not limited to, an offer letter setting forth the terms and conditions of employment) that provides that the Employee is not eligible to participate in the Plan. A general statement in the agreement, offer letter or other communication stating that the Employee is not eligible for benefits shall be construed to mean that the Employee is not eligible to participate in the Plan.

(f)	Any individual who is deemed to be an Employee pursuant to Treasury Regulations under Code Section 414(o).

(g)	Any individual who is not paid through, and identified as an Employee of an Employer in, the Company’s payroll system.

For purposes of determining eligibility to participate in the Plan and, if eligible, the Maximum Matching Contribution Percentage, an individual shall be considered employed only by the Affiliated Company (or the Company) identified as the individual’s employer in the Company’s payroll system.

3.02	Commencement of Participation.

(a)	Spectra Energy Participants. A Spectra Energy Participant who was participating in the Duke 401 (k) Plan as of December 31, 2006 shall participate in the Plan as of January 1, 2007, provided that such Spectra Energy Participant is an Eligible Employee on that date. Such Spectra Energy Participant shall not be required to separately enroll in the Plan.

(b)	Other Employees. An Eligible Employee who is not described in subsection (a) above may commence participation in the Plan on the later of (i) the date on which he attains age 18 or (ii) the date he becomes an Eligible Employee.

3.03	Electing to be a Participant. Except as otherwise provided with respect to Spectra Energy Participants in Section 3.02(a), in order to become a Participant, an Eligible Employee must enroll in the Plan and elect to make Before-Tax Elective Deferrals or After-Tax Contributions through the method of enrollment specified by the Plan Administrator (which may include telephone or voice response technology, electronic communication, or any other method prescribed by the Plan Administrator). In order to utilize a telephone system or other electronic means, a Participant may be required to sign an authorization form authorizing issuance of a personal identification number (“PIN”) and allowing such PIN to serve as the Participant’s electronic signature when utilizing the telephone system or electronic means. The Plan Administrator, the Trustee and all parties involved with Plan administration shall be entitled to rely on Participant directions through use of the PIN as if such directions were issued in writing and signed by the Participant. Such election shall be effective as soon as administratively feasible.

3.04	Termination of Participation. A Participant shall cease to be a Participant as of the date he no longer has, under the provisions of the Plan, an interest in an Account.

ARTICLE 4

CONTRIBUTIONS TO THE PLAN

4.01	Before-Tax Elective Deferrals.

(a)	Amount and Allocation. Subject to subsection (e) below and Article 15, Eligible Employees may elect to contribute from 1% to 75% of Eligible Earnings per pay period (in whole percentages only) as Before-Tax Elective Deferrals, which shall be allocated to a Participant’s Employee Before-Tax Account for each pay period during which the Participant’s election is in effect. In addition, Eligible Employees may make a separate election to defer from 1% to 75% of any Eligible Earnings that is (i) incentive compensation payable under a short-term incentive plan, or (ii) “spot” bonus (or other similar bonus) as determined in the Company’s discretion.

(b)	Method. An Eligible Employee who wishes to make Before-Tax Elective Deferrals to the Plan shall elect such Before-Tax Elective Deferrals by such electronic or other means as described in Section 3.03, and in accordance with such procedures, and at such times, as are specified by the Plan Administrator.

(c)	The deferral election in effect on December 31, 2006 under the Duke 401 (k) Plan with respect to a Spectra Energy Participant who commenced participation in the Plan pursuant to Section 3.02(a) shall be treated as an election to make Before-Tax Elective Deferrals to the Plan, and shall remain in effect until a change is made under the following subsection (d).

(d)	Changes. An Eligible Employee may increase or decrease the amount of his Before-Tax Elective Deferrals in accordance with such procedures, and at such times, as are specified by the Plan Administrator. Any change will be effective as of the first administratively feasible pay period following receipt and processing of such change.

(e)	Combined Limitation on Employee Contributions. The total percentage of Before-Tax Elective Deferrals and After-Tax Contributions shall not exceed 75% of a Participant’s Eligible Earnings. Before-Tax Elective Deferrals are also subject to limitations described in Article 15 herein.

(f)	No Pre-Funding. In no event shall the Employer deliver Before-Tax Elective Deferrals to the Trustee on behalf of a Participant prior to the date the Participant performs the services with respect to which the Before-Tax Elective Deferral is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

4.02	Catch-Up Contributions.

(a)	In General. All Eligible Employees who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. Catch-Up Contributions shall also not be taken into account for the purposes of Matching Contributions under Section 4.04 but only to the extent that such Catch-Up Contributions would result in the amount of Matching Contributions to a Participant’s Account for a Plan Year exceeding the dollar amount of the Code Section 402(g) limitation for such Plan Year. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

(b)	Elections. Elections by a Participant to make Catch-Up Contributions shall be made in the same manner as Before-Tax Elective Deferrals and any such Before- Tax Elective Deferrals in excess of the amount allowed under Code Section 402(g) for the Plan Year shall be deemed Catch-Up Contributions to the extent permitted under the Code.

4.03	After-Tax Contributions.

(a)	Amount and Allocation. Subject to subsection (e) below and Article 15, Eligible Employees may elect to contribute from 1% to 75% of Eligible Earnings per pay period (in whole percentages only) as After-Tax Contributions, which shall be allocated to the Participant’s Employee After-Tax Account for each pay period during which the Participant’s election is in effect. In addition, Eligible Employees may make a separate election to defer from 1% to 75% of any Eligible Earnings that is (i) incentive compensation payable under a short-term incentive plan, or (ii) “spot” bonus (or other similar bonus) as determined in the Company’s discretion.

(b)	Method. An Eligible Employee who wishes to make After-Tax Contributions to the Plan shall elect such After-Tax Contributions by such electronic or other means as described in Section 3.03, and in accordance with such procedures, and at such times, as are specified by the Plan Administrator.

(c)	Any election to make after-tax employee contributions in effect on December 31, 2006 under the Duke 401(k) Plan with respect to a Spectra Energy Participant who commenced participation in the Plan pursuant to Section 3.02(a) shall be treated as an election to make After-Tax Contributions to the Plan.

(d)	Changes. An Eligible Employee may increase or decrease the amount of his After-Tax Contributions in accordance with such procedures, and at such times, as are specified by the Plan Administrator. Any change will be effective as of the first administratively feasible pay period following receipt and processing of such change.

(e)	Combined Limitation on Employee Contributions. The total percentage of Before-Tax Elective Deferrals and After-Tax Contributions shall not exceed 75% of a Participant’s Eligible Earnings. After-Tax Contributions are also subject to the limitations described in Article 15 below.

4.04	Matching Contributions.

(a)	Amount, Allocation and Investment. For each pay period, the Employer shall contribute to the Company Match Account of each Participant an amount equal to the Participant’s Before-Tax Elective Deferrals under Section 4.01, and to the extent provided in Section 4.02, to the Participant’s Catch-Up Contributions, up to the Maximum Matching Contribution Percentage described in subsection (b) below. Matching Contributions shall be allocated to the Participant’s Company Match Account for each pay period for which the Participant elects to make any Before-Tax Elective Deferrals and, to the extent applicable under Section 4.02, Catch-Up Contributions. After-Tax Contributions shall not be matched.

(b)	Maximum Matching Contribution and Limitations. The Maximum Matching Contribution Percentage shall be 6%. Other limitations specified in Article 15 also may apply.

(c)	No Pre-Funding. In no event shall the Employer deliver Matching Contributions to the Trustee on behalf of a Participant prior to the date the Participant performs the services with respect to which the Matching Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

(d)	Prohibited Allocations. No portion of the assets of the Plan attributable to Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue to or be allocated, directly or indirectly, under any plan of the Company (or any Affiliated Company) meeting the requirements of Code Section 401(a), during the “non allocation period,” for the benefit of: (i) any Participant who makes an election under Code Section 1042(a) with respect to Company Stock; or (ii) any individual who is related to such a Participant within the meaning of Code Section 267(b); or (iii) for the benefit of any other person who owns (after application of Code Section 318(a)) more than (x) 25% of any class of outstanding stock of the corporation which issued the Company Stock or of any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 409(1)(4)) as such corporation, or (y) 25% of the total value of outstanding stock of any such corporation. The “non allocation period” shall be the period beginning on the date of the sale of the Company Stock and ending on the later of (i) the date which is ten (10) years after the sale of Company Stock; or (ii) the date of allocation attributable to the final payment under the promissory note incurred in connection with such sale. The Trustee may establish subaccounts to the extent deemed necessary in order to comply with the provisions of this subsection (d).

4.05	Rollover Contributions.

(a)	Without regard to any limitation on contributions set forth in this Article 4, an Eligible Employee shall be permitted to contribute to the Plan as a Rollover Contribution to be credited to his Rollover Account an amount in cash that the Plan Administrator determines to be eligible for tax-free rollover treatment pursuant to Code Section 402(c), 403(a)(4), 403(b)(8), or 457(e)(16) (or successor provisions). The Plan Administrator may require an Eligible Employee seeking to make a Rollover Contribution to furnish such information with respect to the contribution (including, without limitation, proof or representations as to the qualified status of the plan from which the amounts are transferred and proof of the timeliness of the contribution) as the Plan Administrator, in its sole discretion, considers necessary for the proper administration of the Plan. If the Internal Revenue Service subsequently determines that a Rollover Contribution does not qualify for tax-free rollover treatment, the Plan Administrator may require that the Rollover Contribution and income thereon be returned to the Eligible Employee.

The Plan will accept as a Rollover Contribution on behalf of a Participant a direct rollover of an Eligible Rollover Distribution (as defined in Section 7.09(f) below) from (i) a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions, (ii) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions or (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. In addition, the Plan will accept as a Rollover Contribution a Participant contribution of an Eligible Rollover Distribution from (i) a qualified plan described in Code Section 401(a) or 403(a), (ii) an annuity contract described in Code Section 403(b) or (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(b)	Rollover Contributions shall at all times be fully vested and nonforfeitable. Such amounts shall be invested as provided in Article 5 and distributed to the Employee in the manner provided in Article 7.

(c)	For any Participant who is employed by an Affiliated Sponsor as a result of a corporate acquisition, merger, or similar transaction, as determined by the Employer, a Rollover Contribution may include, at the Company’s discretion (provided that all similarly situated Participants with respect to such transaction are treated in a nondiscriminatory manner) an outstanding participant loan from a plan described in subsection (a) above to the extent that the plan from which the participant loan was made will transfer such loan in a direct rollover to the Plan. Such transferred loan must (i) not be in default and all loan payments must be current for the loan to qualify to be rolled over to the Plan, and (ii) be rolled over only as part of a direct rollover.

Any loan that is transferred to the Plan as part of a direct rollover to the Plan will count for purposes of determining the maximum number of loans that the Participant may have outstanding at any time. If the Participant transfers multiple loans to the Plan, the Participant may not request any additional Plan loans until the number of Plan loans outstanding is less than the maximum number of loans that such Participant is permitted to have outstanding at one time under the terms of the Plan.

4.06	Qualified Nonelective Contributions. In the sole discretion of the Employer, an additional Employer Contribution may be made to the Plan which shall be known as a “Qualified Nonelective Contribution.” Such contribution shall be made in order to satisfy the requirements of Article 15, and shall be allocated in accordance with Treasury Regulations to Accounts of Non-Highly Compensated Employees or shall be made for any other purpose designated by the Plan Administrator, and shall be allocated to Accounts of any Eligible Employee as appropriate.

4.07	Funding Policy. The Company or its delegate will establish a funding policy and method upon which contributions will be based, consistent with the terms and provisions of the Plan and the requirements of ERISA Section 402(b)(1).

4.08	Contributions Irrevocable. Except as provided in Article 15 and Section 4.09 herein, all Before-Tax Elective Deferrals, After-Tax Contributions and Matching Contributions shall be irrevocable, shall never inure to the benefit of any Employer, shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries (and contingently for defraying reasonable expenses of administering the Plan), and shall be held and distributed by the Trustees only in accordance with the Plan.

4.09	Reversion of Contributions. Upon an Employer’s request and to the extent permitted by the Code and other applicable laws and regulations thereunder, a Matching Contribution made by a mistake in fact or conditioned upon the deductibility of the contribution under Code Section 404 shall be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed, or as otherwise provided under applicable authoritative guidance), whichever is applicable. All contributions to the Plan are expressly conditioned on their deductibility under Code Section 404.

ARTICLE 5

ACCOUNTS AND INVESTMENT FUNDS

5.01	Accounts. The Plan is an “individual account plan,” as that term is used in ERISA. Separate Accounts shall be maintained for each Participant, Beneficiary, and Alternate Payee so long as he has an interest in the Trust Fund. The Accounts, to the extent applicable, shall consist of the Participant’s:

(a)	Employee Before-Tax Account. The Employee Before-Tax Account shall reflect Before-Tax Elective Deferrals and Catch-Up Contributions contributed to the Plan and any similar contributions to the Duke 401(k) Plan that were transferred to the Plan and all Adjustments thereto.

(b)	Rollover Account. The Rollover Account shall reflect amounts contributed to the Plan as a Rollover Contribution as set forth in Section 4.05 and any similar contributions to the Duke 401(k) Plan that were transferred to the Plan and all Adjustments thereto.

A Participant’s Rollover Account shall include a separate Account reflecting the portion of any Rollover Contribution attributable to after-tax employee contributions.

(c)	Company Match Account. The Company Match Account shall reflect Matching Contributions contributed to the Plan and any similar contributions to the Duke 401(k) Plan that were transferred to the Plan and all Adjustments thereto.

(d)	Employee After-Tax Account. The Employee After-Tax Account shall reflect After-Tax Contributions contributed to the Plan and any similar contributions to the Duke 401(k) Plan that were transferred to the Plan and all Adjustments thereto.

(e)	Prior ESOP Company Account. The Prior ESOP Company Account shall reflect amounts transferred from the Prior ESOP Company Account and the Prior TRASOP Company Account under the Duke 401(k) Plan and any Adjustments thereto. No new contributions shall be made to this Prior ESOP Company Account.

(f)	Prior ESOP Employee Account. The Prior ESOP Employee Account shall reflect amounts transferred from the Prior ESOP Employee Account and the Prior TRASOP Employee Account under the Duke 401(k) Plan and any Adjustments thereto. No new contributions shall be made to this Prior ESOP Employee Account.

The Plan Administrator may establish such other Accounts and may subdivide any Accounts or subdivided Accounts as it may deem necessary for the proper administration of the Plan.

5.02	Risk of Loss. The Company and Affiliated Sponsors do not guarantee that the market value of any Investment Fund will be equal in value to the purchase price of the assets of the Investment Fund or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Participant assumes all risk of any decrease in the value of each of the Investment Funds in which his Accounts are invested.

5.03	Investment Elections.

(a)	Election of Investment Funds. Except as set forth in subsection (c) below:

(1)	Each Participant shall direct, through a telephone system or other electronic means, or as may be specified by the Plan Administrator, to have his Accounts allocated or reallocated as appropriate among the various Investment Funds that are made available under the Plan from time to time, in increments of 1%; provided that such increments shall always total 100%. Participants shall be entitled to reallocate prior contributions and direct the allocation of other additions or reductions to their Accounts among the Investment Funds in accordance with procedures established by the Plan Administrator. Such procedures may include, but shall not be limited to, the imposition, with respect to a particular Investment Fund, of a minimum period during which a Participant-directed transfer or reallocation into the Investment Fund is not subject to a Participant-directed transfer or reallocation out of the Investment Fund.

(2)	Unless otherwise specified by the Plan Administrator, an investment directive shall be effective as soon as administratively feasible following the date the investment directive is delivered to the Plan Administrator or its delegate, pursuant to the procedures established by the Plan Administrator.

(3)	Each Participant shall make separate investment directions with respect to:

(A)	his Company Match Account,

(B)	his Rollover Account,

(C)	the portion of his Account attributable to Qualified Nonelective Contributions, and

(D)	his other Accounts under the Plan, as applicable, including his Employee Before-Tax Account, Employee After-Tax Account, Prior ESOP Company Account, Prior ESOP Employee Account and any other Accounts that may be established under the Plan under Section 5.01.

(b)	Investment Elections.

(1)	A Spectra Energy Participant’s investment directive in effect for new contributions under the Duke 401 (k) Plan on December 31, 2006 shall be treated as his investment directive with respect to future contributions under the Plan. If a Spectra Energy Participant as of December 31, 2006, had directed that any portion of his future Before-Tax Elective Deferrals, After-Tax Contributions or Rollover Contributions be invested in the Duke Stock fund under the Duke 401 (k) Plan, such directive shall be deemed to be an investment directive for investment in the Company Stock Fund under the Plan.

(2)	Any investment directive shall remain in effect until changed by a new directive. Unless otherwise specified by the Plan Administrator, investment changes may be made daily.

(3)	New elections shall be made in the same manner set forth in subsection (a) above and, unless otherwise specified by the Plan Administrator, are effective as soon thereafter as administratively feasible.

(c)	Limitations on Investment Directions.

(1)	Matching Contributions shall be subject to a separate investment election made by the Participant in accordance with the Participant’s direction pursuant to this Section 5.03.

If the Participant does not make a separate investment election with respect to his Company Match Account, future allocations to such Account will be invested as follows:

(A)	If the Participant has otherwise made an investment election with respect to his other Accounts in accordance with subsection (a)(3)(D) above on or before January 5, 2011, then such investment election shall also apply to future allocations to his Company Match Account.

(B)	If the Participant has not otherwise made an investment election with respect to his Accounts on or before January 5, 2011 in accordance with subsection (a)(3)(D) above, then future allocations to his Company Match Account shall be invested in a default Investment Fund as designated by the Plan Administrator.

Notwithstanding the above, if the Participant makes a separate investment election with respect to his Company Match Account at any time after January 5, 2011, then such separate election shall apply in lieu of the default investment provisions of clauses (A) and (B) above.

(d)	Failure to Make Investment Election. If a Participant fails to make an investment election by the deadline established by the Plan Administrator for such purpose, the Participant shall be deemed to have elected that his Account be invested in a manner determined by the Plan Administrator.

(e)	Frequency of Changes. Notwithstanding anything in this Section 5.03 regarding the effective date of investment directives to the contrary, if Company Stock constitutes “publicly traded employer securities” for purposes of Code Section 401(a)(35), changes in investment directives with respect to the Company Stock shall be given effect not less frequently than quarterly.

5.04	Valuation of Accounts.

(a)	As of each Valuation Date, each Participant’s Account shall equal:

(1)	the value of his Account as determined on the immediately preceding Valuation Date, plus

(2)	his Before-Tax Elective Deferrals and Catch-Up Contributions added to his Account since the immediately preceding Valuation Date, plus

(3)	his After-Tax Contributions added to his Account since the immediately preceding Valuation Date, plus

(4)	his Matching Contributions added to his Account since the immediately preceding Valuation Date, plus

(5)	any Qualified Nonelective Contributions added to his Account since the immediately preceding Valuation Date; plus

(6)	his Rollover Contributions added to his Account since the immediately preceding Valuation Date, minus

(7)	his distributions and withdrawals, if any, since the immediately preceding Valuation Date, plus or minus

(8)	his allocable share of Adjustments.

(b)	The Plan Administrator may establish or may direct the Trustee to establish unit values for one or more Investment Funds (or any portion thereof) and maintain the Accounts setting forth each Participant’s interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Plan Administrator or the Trustee shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is established for any Investment Fund (or any portion thereof), the value of a Participant’s interest in that Investment Fund (or any portion thereof) at any time shall equal the value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units credited to the Participant.

(c)	The Plan Administrator shall establish systems for reporting the value of the Account to Participants in a manner deemed appropriate by the Plan Administrator. Such reported Account values may be determined in a manner different from the method set forth in subsection (a) above.

5.05	Purchase of Company Stock. Any purchase of Company Stock for the Plan may be made by the Trustee either in the open market, or, if agreed to by the Company, by purchasing shares directly from the Company. If the Company sells Company Stock directly to the Trustee for the Plan, no commission may be charged and the purchase price paid for such Company Stock shall be determined in accordance with accordance with the terms of the Trust Agreement and applicable requirements of ERISA.

5.06	Errors and Omissions. Where an error or omission is discovered in any of a Participant’s Accounts, the Plan Administrator may make appropriate corrective adjustments retroactive or otherwise at such times and in such amounts as the Plan Administrator deems necessary or appropriate. Such adjustments may be retroactive or prospective in the Plan Administrator’s discretion. Any such correction shall be conclusive and binding on all Participants, Beneficiaries, and Alternate Payees.

5.07	Beneficiaries and Alternate Payees. For purposes of this Article 5, Beneficiaries and Alternate Payees of Participants shall have the same rights and obligations as Participants, and each reference to Participant in this Article 5 shall be deemed to include reference to a Beneficiary and an Alternate Payee.

ARTICLE 6

VESTING

All amounts in each of the Participant’s Accounts shall at all times be 100% fully vested and nonforfeitable.

ARTICLE 7

DISTRIBUTIONS AND WITHDRAWALS

7.01	Distribution of Benefits upon Severance from Employment or Disability. Except as may be provided by a Qualified Domestic Relations Order, a Participant whose employment with all Affiliated Companies terminates and who incurs a Severance from Employment (other than because of his death) or incurs a Disability shall be entitled to receive one distribution, which shall consist of the then entire value of his Account, reduced by any security interest held by the Plan by reason of any Plan loan outstanding to the Participant and applied to satisfy such loan, unless such outstanding loan is timely repaid in accordance with Section 8.02. After a Severance from Employment or Disability, no partial distribution shall be permitted.

7.02	Commencement of Distribution.

(a)	Distribution With Consent. Except as provided below, a Participant’s Account shall be distributed as soon as administratively feasible after the Plan Administrator or its delegate receives the Participant’s request for a distribution. Except as provided in subsection (b) below, the Participant’s Account shall not be distributed without the Participant’s consent.

No portion of the Participant’s Account may be distributed unless no more than 180 days and (except as provided in the next sentence) no fewer than 30 days prior to the distribution date (i) the Participant receives a notice that explains the Participant’s right to defer distribution and the consequences of failing to defer distribution and explains the Participant’s direct rollover rights; and (ii) the Participant, after receiving such notice, consents to immediate distribution through use of his PIN or otherwise. Notwithstanding the preceding sentence, such distribution may commence fewer than 30 days after the Participant receives such notice provided that the notice clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving the notice to decide whether or not to elect a distribution, and the Participant, after receiving the notice, affirmatively elects a distribution.

(b)	Distribution Without Consent. Notwithstanding subsection (a) above, under the following circumstances the Plan Administrator shall direct the Trustee to distribute the Participant’s Account regardless of whether the Participant or his Beneficiary consents to such distribution:

(1)	Small Accounts. If the balance in a Participant’s Account (inclusive of his Rollover Account) is $1,000 or less as of the date the Account becomes distributable (regardless of the amount of the Account as of any prior distribution date), or as provided in Section 7.06, a distribution shall be made in a single lump sum as soon as reasonably practicable, but no later than 60 days after the end of the Plan Year coincident with or immediately following the Participant’s Severance from Employment.

(2)	Minimum Distributions. If a distribution is required under Section 7.04, the Participant’s Account shall be distributed as provided in that Section.

(3)	Death. If the Participant dies, the Participant’s full Account balance shall be distributed to the Participant’s Beneficiary in a single lump sum as soon as administratively feasible after such death. A Beneficiary may elect to defer payment of the Participant’s Account balance to a date that does not exceed one year from the date of the Participant’s death. If a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s Beneficiary shall be entitled to receive any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

(c)	Retention of Plan Accounts. Unless a Participant otherwise elects, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which:

(1)	the Participant attains age 65 (or the normal retirement age, if earlier);

(2)	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(3)	the Participant has a Severance from Employment.

The failure of a Participant to consent to a distribution shall be deemed to be an election to defer commencement of payment. Notwithstanding the foregoing, distribution to the Participant shall be made in accordance with Section 7.04. If the Participant does not receive distribution of his Account, such Participant shall continue to direct the investment of his Account among the Investment Funds and in accordance with the provisions of the Plan.

(d)	Administrative Guidelines. The Plan Administrator may establish, for administrative purposes, uniform and nondiscriminatory guidelines concerning the commencement of benefits.

7.03	Method of Distribution. The sole method of distribution of a Participant’s Account shall be payment in a single lump sum.

Notwithstanding the foregoing, a Spectra Energy Participant who was receiving distribution with respect to his account under the Duke 401(k) Plan in the form of installments shall continue to receive distribution in the form of installments hereunder.

Distributions shall be in cash, except for that portion of a withdrawal that is attributable to the Participant’s interest in the Company Stock Fund, which shall be paid, in accordance with the Participant’s election, either in cash or in shares of Company Stock, with fractional shares paid in cash. A Participant may elect to take the entire value of his Account in shares of Company Stock by transferring his entire Account balance into the Company Stock Fund prior to distribution.

7.04	Special Distribution Rules.

(a)	To the extent that the distribution rules described in this Section provide a limitation upon distribution rules stated elsewhere in the Plan, the distribution rules stated in this Section 7.04 shall take precedence over such conflicting rules. However, under no circumstances shall these rules be deemed to provide distribution rights to Participants or their Beneficiaries which are more expansive or greater than the distribution rights stated elsewhere in the Plan (such as a later beginning date for distributions or a longer payout period for distributions).

(b)	Required Beginning Date.

(1)	If a Participant is not a 5% owner of an Employer (as defined in Code Section 401(a)(9) and the Treasury Regulations thereunder), such Participant’s distribution shall commence no later than the later of (i) April 1 following the calendar year in which the Participant attains age 70 1⁄2 or (ii) April 1 following the calendar year in which the Participant has a Severance from Employment. (The applicable commencement date described above, is referred to as the “Required Beginning Date.”) If a Participant is a 5% owner of an Employer (as defined in Code Section 401(a)(9) and the Treasury Regulations thereunder), distribution of the Participant’s Account shall commence no later than April 1 following the calendar year in which the Participant attains age 70 1⁄2.

(2)	Notwithstanding the foregoing or the following subsection (c), for a Spectra Energy Participant, if the Participant attained age 70 1⁄2 prior to January 1, 1999 and elected to receive distribution of his account under the Duke 401 (k) Plan prior to Severance from Employment, the election shall continue in effect.

(c)	The entire interest of each Participant in the Plan will be distributed, beginning not later than the Required Beginning Date described in subsection (b) above, in a single lump sum.

(d)	If a Participant dies before distribution of the Participant’s interest has begun in accordance with subsection (b) above, the entire interest of the Participant shall be distributed to the Participant’s Beneficiary within five years after the death of the Participant.

(e)	Notwithstanding anything to the contrary herein, distributions under the Plan will comply with Treasury Regulations 1.401 (a)(9)-2 through 1.401 (a)(9)-9 and any other provisions reflecting Code Section 401(a)(9) as prescribed by the Commissioner of the Internal Revenue Service.

7.05	In-Service Withdrawals. Subject to the following distribution rules, a Participant who is an Employee and who has not incurred a Severance from Employment or Disability may withdraw all or a portion of his Accounts. Except as described in this Section 7.05 and in Article 8 (concerning Hardship withdrawals), no other in-service withdrawals are permitted.

(a)	Employee Before-Tax Account. A Participant may elect to withdraw all or a part of his Employee Before-Tax Account and any Before-Tax Elective Deferrals which have been re-characterized as After-Tax Contributions at any time after attaining age 59 1⁄2.

(b)	Employee After-Tax Account. A Participant may withdraw all or a part of his Employee After-Tax Account at any time.

(c)	Company Matching Account. A Participant may withdraw all or a part of his Company Matching Account at any time after the earlier of (i) attaining age 59 1⁄2, or (ii) completing five years of Plan participation. Prior to attaining age 59 1⁄2 or completing five years of Plan participation, a Participant may withdraw all or part of the portion his Company Matching Account less an amount equal to the Matching Contributions allocated to the Account during the 24 months preceding the date of withdrawal.

(d)	Rollover Account. A Participant may withdraw all or a part of his Rollover Account at any time.

(e)	ESOP Accounts. A Participant may withdraw all or a part of his Prior ESOP Employee Account and his Prior ESOP Company Account at any time.

(f)	General Rules Applicable to All In-Service Withdrawals.

(1)	The Plan Administrator may limit the number of in-service withdrawals permitted.

(2)	Each withdrawal shall be distributed in cash, except that the Participant may request that the portion of any withdrawal derived from the Company Stock Fund be distributed in shares of Company Stock, with any fractional shares paid in cash.

(3)	The Participant’s Accounts shall be reduced to satisfy the Participant’s withdrawal request in the following order, or in such other order as the Plan Administrator may prescribe:

(A)	Employee After-Tax Account;

(B)	Prior ESOP Employee Account;

(C)	Rollover Account;

(D)	Prior ESOP Company Account;

(E)	Company Matching Account;

(F)	Employee Before-Tax Account.

(4)	In no event shall a Participant be permitted to repay to the Plan the amount of any in-service withdrawal. The Plan Administrator may establish uniform and nondiscriminatory administrative procedures concerning requests for in-service withdrawals.

7.06	Distributions Pursuant to Qualified Domestic Relations Orders. Notwithstanding anything to the contrary in the Plan, if the Plan Administrator determines that a domestic relations order is a Qualified Domestic Relations Order, the Plan Administrator shall distribute the Alternate Payee’s interest in a single lump sum as soon as reasonably practicable after such determination if either (i) such payment is provided for or permitted by the order or (ii) the Alternate Payee consents to such distribution. Notwithstanding the foregoing, if the Alternate Payee’s interest is $1,000 or less, the Alternate Payee’s interest shall be distributed in a single lump sum as soon as reasonably practicable.

7.07	Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made to the legal guardian of the property of such minor or such person. If no guardian or conservator has been appointed for such person, such payment shall be made to any third party who is determined by the Plan Administrator, in its sole discretion, to be authorized to receive such benefit for the account of such person.

The Trustee shall make such payments as directed by the Plan Administrator without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan’s obligation to the Participant and his Beneficiaries and Alternate Payees.

7.08	Application for Benefits. The Plan Administrator may require a Participant, a Beneficiary, or an Alternate Payee to complete and file with the Plan Administrator or its delegate certain forms or to request such benefits through a telephone response system or other electronic means, as specified by the Plan Administrator, as a condition precedent to the payment of benefits. The Plan Administrator or its delegate may rely upon all such information given to it, including the Participant’s current mailing address. It is the responsibility of all persons interested in distributions from the Trust Fund to keep the Plan Administrator informed of their current mailing addresses.

7.09

Direct Rollovers. At the election of a Participant, a Beneficiary (subject to subsection (d) below), or an Alternate Payee under a Qualified Domestic Relations Order (subject to subsection (d) below) entitled to a distribution under the Plan, the Plan Administrator shall direct the Trustee to make a direct rollover to the trustee or other custodian of an

Eligible Retirement Plan (as defined in subsection (e) below) by any reasonable means, including but not limited to providing the Participant, Beneficiary, or Alternate Payee with a stock certificate or check in the name of or payable only to the trustee or custodian, of all or a specified portion of the distribution, subject to the following restrictions:

(a)	The distribution must be an Eligible Rollover Distribution (as defined in subsection (f) below).

(b)	The Participant, Beneficiary or Alternate Payee must specify, in such form and at such time as the Plan Administrator may prescribe, the Eligible Retirement Plan to which the distribution is to be paid and may specify only one Eligible Retirement Plan.

(c)	The Participant, Beneficiary, or Alternate Payee must provide to the Plan Administrator or its delegate in a timely manner adequate information regarding the designated Eligible Retirement Plan.

(d)	A Spouse or Alternate Payee who is a Spouse or former Spouse may elect a direct rollover of an Eligible Rollover Distribution in the same manner as if the Spouse or Alternate Payee were the Employee. A Beneficiary who is not the Participant’s Spouse or surviving Spouse (a “Non-Spouse Beneficiary”) may only elect a direct rollover of an Eligible Rollover Distribution to an individual retirement account, individual retirement annuity, or Roth IRA, as provided in subsections (e)(1), (e)(2), and (e)(3) below, provided such individual retirement account, individual retirement annuity, or Roth IRA is established for the purpose of receiving the distribution on behalf of the Non-Spouse Beneficiary.

(e)	Eligible Retirement Plan means:

(1)	an individual retirement account (as described in Code Section 408(a));

(2)	an individual retirement annuity (as described in Code Section 408(b));

(3)	a Roth IRA (as described in Code Section 408A(b));

(4)	a qualified trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a), to the extent the plan related to such qualified trust accepts rollover contributions;

(5)	an annuity plan described in Code Section 403(a);

(6)	an annuity contract described in Code Section 403(b); or

(7)	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan.

(f)	Eligible Rollover Distribution means a distribution of all or any portion of the balance to the credit of the distributee, but shall not include:

(1)	any distribution that is a series of substantially equal periodic payments made at least annually for the life (or life expectancy) of the Participant or for the joint lives (or joint life expectancies) of the Participant and his or her Beneficiary;

(2)	any distribution that is a series of substantially equal periodic payments made at least annually for a period of at least ten years;

(3)	any distribution that is required under Code Section 401(a)(9);

(4)	any amount that is distributed from the Plan on account of Hardship (as defined in Section 8.01(b) below); or

(5)	the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), unless such portion is transferred either (A) to an individual retirement account or annuity described in Code Section 408(a) or (b) or (B) to a qualified defined contribution plan described in Code Section 401(a) or 403(a) or an annuity contract described in Code Section 403(b) that represents it will separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(g)	A Participant, a Beneficiary, or an Alternate Payee may not elect a direct rollover of a cash payment of dividends on Company Stock.

(h)	In the case of a sale or disposition by any of the Affiliated Companies of a substantial business operation, or substantial assets thereof, to an unrelated entity, in connection with which a Participant ceases to be an Employee and promptly becomes an employee of such unrelated entity, or its affiliate, the Participant, if, and to the extent, authorized by the Company and such unrelated entity (provided, all similarly situated Participants are treated consistently), may elect that in making a direct rollover from the Plan to an Eligible Retirement Plan of such unrelated entity, or its affiliate, the rollover include any outstanding Participant loan.

7.10	Valuation for Purposes of Distributions.

(a)	For the purposes of this Article 7, each Participant’s Account shall be valued as of the Valuation Date upon which the Account is liquidated for distribution.

(b)	The Account, valued as determined in the preceding subsection (a), or the remaining undistributed portion thereof, shall continue to be adjusted on each Valuation Date following the date of Severance from Employment or other distribution until fully distributed to the Participant.

7.11	Active Duty Distribution. During any period that a Participant is performing service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) while on active duty for a period of more than 30 days, such Participant shall be entitled to elect to receive a distribution of all or a part of the portion of his Employee Before-Tax Account. If a Participant elects to receive a distribution pursuant to this Section 7.11, he shall not be permitted to make any Before-Tax Elective Deferrals pursuant to Section 4.01 during the six-month period beginning on the date of such distribution.

7.12	Qualified Reservist Distribution. A Participant who is ordered or called to active duty after September 11, 2001 may elect a Qualified Reservist Distribution. A “Qualified Reservist Distribution” is any distribution, if (i) the distribution is from amounts attributable to Before-Tax Elective Deferrals; (ii) the Participant was, by reason of being a member of a reserve component, as defined in Section 101 of Title 37 of the United States Code, ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) such distribution is made during the period beginning on the date of such order or call, and ending at the close of the Participant’s active duty period.

ARTICLE 8

HARDSHIP WITHDRAWALS AND LOANS

8.01	Hardship Withdrawal of Account.

(a)	In General. Any Participant who is an Employee may request the Plan Administrator to distribute to him part or all of his Account because of a financial Hardship (as defined in subsection (b) below) and to provide for the payment of any federal, state or local taxes reasonably anticipated to result from such Hardship withdrawal.

Prior to receiving a Hardship withdrawal, the Participant must have withdrawn all amounts that are eligible for withdrawal under Section 7.05 (relating to in-service withdrawals). After exhausting all available withdrawals, the Participant may request a Hardship withdrawal from the remaining amounts, including his Employee Before-Tax Account (but excluding any investment earnings credited to such Employee Before-Tax Account beginning as of the last day of the Plan Year ending before July 1, 1989).

(b)	Definition of Hardship. For the purpose of this Section 8.01, “Hardship” means an immediate and heavy financial need experienced by reason of:

(1)	expenses for (or necessary to obtain) medical care that would be deductible by such Participant under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	costs directly related to the purchase of a principal residence for such Participant (excluding mortgage payments);

(3)	payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for such Participant, his Spouse, children or dependents (as defined in Code Section 152, but without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(4)	payments necessary to prevent the eviction of such Participant from his principal residence or foreclosure on the mortgage on that residence;

(5)	payments for burial or funeral expenses for such Participant’s deceased parent, Spouse, child or dependent (as defined in Code Section 152, but without regard to Code Section 152(d)(1)(B));

(6)	expenses for the repair of damage to such Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(7)	expenses for (or necessary to obtain) medical care that would be deductible by the Participant’s primary Beneficiary under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(8)	payment of tuition, related educational fees and room and board expenses for up to the next 12 months of post-secondary education for the Participant’s primary Beneficiary; or

(9)	payments for burial or funeral expenses for the Participant’s primary Beneficiary.

(c)	Maximum Hardship Withdrawal. A withdrawal based upon financial Hardship cannot exceed the amount required to meet the immediate financial need created by the Hardship (including amounts necessary up to an additional 25% to pay applicable federal, state and local taxes) and not reasonably available from other resources of the Participant. The Participant shall certify on a form provided for such purpose that the financial need cannot be relieved (i) through reimbursement or payment of insurance or otherwise, (ii) by reasonable liquidation of the Participant’s assets, (iii) by ceasing Before-Tax Elective Deferrals and After-Tax Contributions to the Plan, (iv) by other distributions from the Plan (including loans and withdrawals), or (v) by borrowing from commercial lenders on reasonable commercial terms and that, to the extent the Participant’s Hardship can be partially relieved by any of the sources, other than borrowing from commercial lenders, the Participant has utilized such sources.

In addition, the Participant shall be subject to the following limitations and restrictions:

(1)	A request to receive a Hardship withdrawal shall be made on such forms and following such procedures as the Plan Administrator may prescribe from time to time. Under no circumstances shall the Plan Administrator permit a Participant to repay to the Plan the amount of any withdrawal by a Participant under this Section 8.01.

(2)	No more than one Hardship withdrawal may be made per month.

(3)	The Plan Administrator shall establish a hierarchy of Accounts from which Hardship withdrawals shall be withdrawn. Within each Account, monies used for the Hardship withdrawal shall be prorated across the various Investment Funds.

8.02	Loans.

(a)	Authority to Establish Loan Program. The Plan Administrator is authorized and directed to administer the loan program and a reasonable fee not exceeding the direct cost to the Plan may be charged for loan origination. Loan origination fees assessed by parties not affiliated with the Plan sponsor are the obligation of the Plan and shall be charged to the Eligible Employee’s Account.

(b)	Eligibility for Loans. Loans may be permitted from time to time, as determined by the Plan Administrator, to any (i) Participant who is an Eligible Employee, or (ii) Participant, Beneficiary, or Alternate Payee who is a “party in interest,” as defined in Section 3(14) of ERISA, and on whose behalf an Account is maintained under the Plan that totals at least $2,000; provided, however, that (1) if the individual had a prior loan under the Plan that has been paid in full, the final payment on such loan was made at least seven days prior to the effective date of the new loan, and (2) any amounts in the Prior ESOP Company Account and Prior ESOP Employee Account shall not be liquidated to fund such loan (but shall count in determining the amount in subsection (c)(2)(A) herein). For purposes of this Section 8.02, an individual who is eligible to apply for a loan in accordance with this Section 8.02 shall be referred to in this Section 8.02 as a “Qualified Borrower.” Notwithstanding the foregoing, no loan will be made from the Plan to an individual if the Plan Administrator determines that making such loan may violate Section 13 of the Securities Exchange Act of 1934, as amended. Further, no outstanding loan shall be modified in a material respect if the Plan Administrator determines that such modification may cause the loan to violate Section 13(k) of the Securities Exchange Act of 1934, as amended. To request a loan, a Qualified Borrower must apply using such forms and administrative procedures as the Plan Administrator may prescribe from time to time in its discretion, for example, through a telephone system or other means.

(c)	Loan Amount.

(1)	Minimum Loan. No loan of less than $1,000 will be made.

(2)	Maximum Loan. A loan to any Qualified Borrower (determined immediately after the origination of the loan) shall not exceed the lesser of:

(A)	50% of the Qualified Borrower’s vested balance in his Account as of the Valuation Date on which the loan promissory note is requested; or

(B)	$50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding loan balance of loans from the Plan on the date on which the loan was made.

(d)	Maximum Number of Loans. No more than two loans to a Qualified Borrower may be outstanding at any time.

(e)	Assignment of Account. Each loan shall be supported by the Qualified Borrower’s promissory note for the amount of the loan, including interest,

payable to the order of the Trustee. In addition, each loan shall be supported by an assignment of 50% of the Qualified Borrower’s right, title and interest in and to his Account valued as of the date the loan is requested, and shall be supported by any other reasonable security as may be required by the Trustee.

(f)	Interest. Interest shall be charged on any such loan at a fixed rate that is determined in accordance with procedures established by the Plan Administrator to be a reasonable rate of interest, considering all relevant factors, including, but not limited to, current rates of interest charged by commercial banks for loans with similar terms and like security. Such rate shall be fixed for the term of the loan.

(g)	Term of Loan. The maximum repayment term of any loan is 58 months, unless the loan is used to acquire any dwelling unit which, within a reasonable time after the loan is made, is to be used as the principal residence of the Qualified Borrower. The maximum repayment term for a loan used to acquire a dwelling unit shall not exceed 15 years. The term of the loan may not extend beyond the Qualified Borrower’s Severance from Employment. The Plan Administrator may, in its discretion, establish a shorter repayment term than the maximum repayment term otherwise permitted under the Plan.

(h)	Level Amortization. Except as otherwise provided in subsection (1)(3)(A) below relating to Authorized Unpaid Leave of Absence and subsection (o) below relating to military service, each loan shall provide for level amortization with payments to be made at such regular intervals as the Plan Administrator determines in its discretion, but not less frequently than once every calendar quarter over the term of the loan. For this purpose, two separate loan payments may be treated as one full payment under the amortization schedule.

(i)	Form of Loan Payments. Loan payments shall be made only by payroll deduction; provided, however, a Participant also shall be permitted to pay his entire outstanding loan balance at any time prior to expiration of the 30-day grace period described in subsection (1)(1) in a single lump sum payment by means of certified check, money order or such other form of payment as prescribed by the Plan Administrator.

(j)	Directed Investment. A Qualified Borrower who requests a loan shall be deemed to have directed the Plan Administrator to invest assets held in his Account by the amount of the loan, and until such loan is repaid, such loan shall be considered a directed investment of such Accounts hereunder.

(k)	Funds. The Plan monies which are used to fund the Qualified Borrower loan shall be withdrawn from the Accounts (other than the Prior ESOP Employee Account and the Prior ESOP Company Account) in the following order: Rollover Account, Employee Before-Tax Account, Company Match Account, and the Employee After-Tax Account. Within each Account, monies used to fund the Qualified Borrower loan shall be prorated across the various Investment Funds.

Principal and interest payments on the loan will be allocated to the Qualified Borrower’s Investment Funds according to the Qualified Borrower’s investment election at the time of the payment. However, if the Qualified Borrower does not have an investment election in place at the time of repayment, the principal and interest payments will be allocated to the Qualified Borrower’s Investment Funds on a pro rata basis based on the Qualified Borrower’s most recent investment election at the time of repayment. If no such investment election is available, the principal and interest payments will be allocated to Investment Funds in a manner directed by the Plan Administrator.

(1)	Default.

(1)	If a default occurs, all unpaid amounts under the loan (including principal, accrued interest and unpaid expenses) shall become due and payable no later than 30 days following the date of default, without further notice.

(2)	Except as provided in paragraph (3) below, a loan shall be in default if one of the following events occurs:

(A)	Failure by the borrower to pay the full amount of any payment on the date when it is due (or if such date is not a regular business day, on the next following business day);

(B)	The borrower, if an Employee of the Company at the time the loan is made, has a Severance from Employment for any reason, including death;

(C)	Any property that the borrower pledges as security for the loan is subject to attachment or garnishment or is otherwise disposed of, unless the borrower provides adequate substitute security approved by the Plan Administrator.

(3)	The following circumstances constitute grace periods during which a loan default event described in paragraph (2) above may not occur:

(A)	A borrower will not be in default during a period of Authorized Unpaid Leave of Absence of up to 12 months with the Employer. At the conclusion of the 12-month period, or if earlier, the end of the Authorized Unpaid Leave of Absence, the borrower’s unpaid loan balance will be reamortized over the remaining loan period (i.e., the original loan period is not extended). The borrower must then resume loan repayments as provided in this Article 8. If the borrower has a Severance from Employment at the conclusion of such Authorized Unpaid Leave of Absence or 12-month period, the full amount of the loan balance is then due and payable as provided in paragraph (2) above.

(B)	A borrower will not be in default for failing to make a required loan payment provided the borrower pays the missed loan payment no later than 30 days following the date on which the required loan payment was due or, if authorized by the Plan Administrator, no later than the end of the calendar quarter immediately following the calendar quarter during which the required payment was due.

(4)	If a default occurs and the borrower fails to pay the outstanding balance (including principal, unpaid accrued interest, and any related expenses), the Plan Administrator shall take such action as it deems necessary or desirable to preserve the Plan’s assets. These actions may include demand for payment served upon any guarantor of the borrower’s obligation, commencement of legal proceedings against the borrower or any guarantor, foreclosure and disposition of so much of the assets pledged as security for the loan as is necessary to retire the entire amount thereof and to pay all reasonable costs associated with collection of the unpaid loan balance, or a combination of legal action and disposition of assets pledged as security for loan repayment. If permitted under ERISA and related Department of Labor Regulations, the Plan shall not be required to commence any of the foregoing actions upon the occurrence of a default. Instead, the Plan Administrator may wait to foreclose until such time as a distribution of the borrower’s vested Account balance occurs or, if earlier, when enforcement action is necessary to comply with the terms of ERISA or to prevent the Plan’s disqualification under the terms of the Code.

(m)	Other Requirements. The Plan Administrator may establish such additional guidelines and rules as it deems necessary which are incorporated herein by reference. The Plan Administrator may amend or modify the loan application as it deems necessary to carry out the provisions of this Article 8.

(n)	Distribution of Loan. Loan proceeds will be distributed as soon as practicable after the loan is approved and after the Qualified Borrower completes all procedures necessary to obtain such loan.

(o)	Suspension of Loan Repayments During Military Service. The Plan Administrator may, in its discretion, suspend a Qualified Borrower’s obligation to make loan repayments as permitted under Code Section 414(u)(4) and paragraphs (b) and (c) of Section 1.72(p)-1, Q&A-9 of the Treasury Regulations.

ARTICLE 9

ESOP PROVISIONS

9.01	Company Stock Fund. The Company Stock Fund will comprise the ESOP portion of the Plan and the Company Stock Fund will be maintained in accordance with the requirements of Code Section 4975(e)(7), the Treasury Regulations thereunder, and the provisions of this Article 9.

9.02	Diversification Requirements. Each Participant, Beneficiary, or Alternate Payee may direct to have his Account allocated to or from the Company Stock Fund as provided in Section 5.03.

9.03	Company Stock Dividend Distributions.

(a)	Participants, Beneficiaries, and Alternate Payees may elect to receive cash distributions of their interests in current cash dividends paid on the Plan’s Company Stock, in lieu of such dividends being retained in the Plan (with reinvestment in the Company Stock Fund or in whichever other Investment Fund(s) to which subsequently transferred at a Participant’s, a Beneficiary’s, or an Alternate Payee’s direction). Participants, Beneficiaries, and Alternate Payees shall be provided with an opportunity to elect in the form and manner prescribed by the Plan Administrator either to receive cash distributions for the calendar quarter such dividends are paid or to have such dividends retained in the Plan (with reinvestment in the Company Stock Fund or in whichever other Investment Fund(s) to which subsequently transferred at a Participant’s, a Beneficiary’s or an Alternate Payee’s direction).

(b)	The Plan Administrator shall establish uniform procedures for dividend distribution or retention elections, implementing dividend distributions or retentions, and adjusting Participants’, Beneficiaries’, and Alternate Payees’ Accounts to reflect dividend distribution or retention feature in a manner consistent with Code Section 404(k).

A Spectra Energy Participant’s dividend distribution or retention election in effect on December 31, 2006 for dividends paid on Duke Stock under the Duke 401 (k) Plan shall be treated as his election for dividends paid on Company Stock under the Plan, unless such Spectra Energy Participant subsequently makes a different election in accordance with the procedures established by the Plan Administrator.

9.04	Voting Rights.

(a)

If the Company has a registration-type class of securities (as defined in Code Section 409(e)(4) or any successor statute thereto), then with respect to all corporate matters submitted to shareholders, all shares of Company Stock allocated and credited to the Accounts of Participants as of the record date for the related shareholders meeting shall be voted only in accordance with the directions of such Participants as given to the Plan Administrator and communicated in turn by the Plan Administrator to the Trustee, or as given directly by such Participants to the Trustee. Each Participant shall be entitled to direct the voting only of the shares (including fractional interests in shares) allocated and credited to his Account.

(b)	If the Employer does not have a registration-type class of securities (as defined in Code Section 409(e)(4) or any successor provision thereto), then, only with respect to corporate matters relating to a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such other similar transaction that regulations require, all shares of Company Stock allocated and credited to the Accounts of Participants as of the record date of the related shareholders meeting shall be voted in accordance with the directions of such Participants as given to the Plan Administrator and communicated in turn by the Plan Administrator to the Trustee, or as given directly by such Participants to the Trustee. Each Participant shall be entitled to direct the voting only of the shares of Company Stock (including fractional interests in shares) allocated to his Account.

(c)	If a Participant fails to issue directions to the Trustee with respect to the voting of Company Stock allocated to the Participant’s Account, the Trustee shall vote such shares in the same proportions as the Trustee voted stock pursuant to the voting directions actually received from other Plan Participants.

(d)	If this Section 9.04 applies to shares allocated to the Account of a deceased Participant or to an Alternate Payee, such Participant’s Beneficiary or Alternate Payee, as applicable, shall be entitled to direct the voting with respect to such shares as if such Beneficiary or Alternate Payee were the Participant.

9.05	Special Provisions if Company Stock is Not Publicly-Traded. The following provisions apply only if the Company Stock is not publicly traded (i.e., if the stock is not listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national association registered under Section 15A(b) of the Securities Exchange Act).

(a)

Trustee’s Right of First Refusal on Distributed Company Stock. If the Company Stock is not publicly traded, Company Stock distributed by the Trustee shall be subject to a “right of first refusal.” The right of first refusal shall provide that, prior to any transfer of Company Stock by a Participant, a Beneficiary, or an Alternate Payee receiving a distribution, the Company Stock must first be offered for purchase in writing to the Employer, and then, if refused by the Employer, to the Trustee, at the Company Stock’s then fair market value. A bona fide written offer from an independent and unrelated buyer shall be deemed to be the fair market value of the Company Stock. The Employer and the Trustee shall have 14 days to exercise their rights of first refusal on the same terms offered by an independent and unrelated buyer. In no event shall the Employer or the Trustee pay less than the greater of the price offered by an unrelated party or the fair market value of the Company Stock determined in the most recent appraisal obtained by the Trustee. The Employer may require that a Participant (or

Beneficiary or Alternate Payee) entitled to a distribution of Company Stock under the Plan execute an appropriate stock transfer agreement which recognizes and includes the terms of the right of first refusal prior to receiving Company Stock.

Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws and legend restrictions reflecting the right of first refusal described in this Section. Aside from the restrictions described herein, no shares of Company Stock may be subject to restrictions on transferability or call options, except to the extent that a Participant, a Beneficiary, or an Alternate Payee may agree to place restrictions upon any shares of Company Stock which he is entitled to receive from the Trust.

The provisions of this Section shall apply only to shares of Company Stock held or distributed by the Trustee during any period when such shares are not publicly traded and shall continue to apply even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

(b)	Put Option on Distributed Company Stock. If the Company Stock is not publicly traded, the Employer shall issue a put option to any Participant, Beneficiary or Alternate Payee who receives a distribution of Company Stock from the Trust. The put option shall permit the recipient to sell distributed Company Stock to the Employer at any time during two option periods, at the fair market value at the date of exercise of the option. The first put option period shall be a period of at least 60 days beginning on the date of distribution of Company Stock to the recipient. The second put option period shall be a period of at least 60 days beginning after the next determination of the fair market value of Company Stock by the Trustee through independent appraisal (and notice to the recipient) in the Plan Year following the distribution.

The Employer may permit the Trustee to purchase Company Stock tendered to the Employer under a put option. The payment for Company Stock sold pursuant to a put option shall be made in a lump sum within 30 days of exercise of the put option or in substantially equal, annual installments over a period not exceeding five years, with interest payable at a reasonable rate on any unpaid installment balance and with the provision of adequate security for the installment payments. Installment payments made pursuant to the preceding sentence shall commence within 30 days of exercise of the put option.

For the purposes of this Section, fair market value shall mean the value of Company Stock as determined by independent appraisal on the Valuation Date preceding or coinciding with the date of exercise of the put option.

The Employer or the Trustee may offer to purchase any shares of Company Stock (which are not sold pursuant to a put option) from any former Participant, Beneficiary, or Alternate Payee at any time.

The provisions of this Section shall apply only to shares of Company Stock held or distributed by the Trustee during any period when the shares are not publicly traded on an established market and shall continue to apply even if the ESOP ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

9.06	Company Stock Fund Administration. The Plan Administrator or its delegate shall establish procedures for determining the allocation of shares of Company Stock, and cash dividends on such shares, for purposes of Sections 9.03 and 9.04 with respect to units in the Company Stock Fund allocated to the Accounts of Participants, Beneficiaries, and Alternate Payees.

ARTICLE 10

PLAN ADMINISTRATION

10.01	Named Fiduciaries. The Plan Administrator is named as fiduciary of the Plan and shall have the authority to control and manage the operation and administration of the Plan, as set forth in this document, except to the extent such responsibility and authority are otherwise specifically (i) allocated to others by the Plan or Trust Agreement, (ii) delegated to other persons by the Plan Administrator or the Company (or its delegate), or (iii) allocated to other parties by operation of law. Except to the extent required by ERISA, no fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other fiduciary under the Plan or the Trust Agreement.

10.02	Trustee. The Company or its delegate shall determine the funding mechanism for the Plan, including appointment (and removal) of any Trustee and entering into Trust Agreement(s). The Trustee shall hold the assets of the Plan in the Trust Fund established pursuant to any Trust Agreement executed in conjunction with the Plan. The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in the Trust Agreement.

10.03	Powers and Duties of the Plan Administrator. The Plan Administrator shall have full power, authority and discretion to control and manage the operation and administration of the Plan and to construe and apply all of its provisions, provided that the Plan Administrator shall have no power, authority, or responsibility with respect to those matters which are the responsibility of the Trustee or the Investment Committee. All discretionary powers conferred upon the Plan Administrator shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Highly Compensated Employees. The discretionary authority of the Plan Administrator shall include, but not be limited to, the following:

(a)	to construe and interpret the Plan and Trust Agreement and to determine all questions arising in the administration, interpretation and operation of the Plan;

(b)	to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan and Trust Agreement;

(c)	to determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

(d)	to keep records of all acts and determinations of the Plan Administrator, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

(e)	to prepare and distribute to all Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, all information which is required to be distributed by ERISA, the regulations thereunder, or by any other applicable law;

(f)	to file with the Secretary of Labor such reports and additional documents as may be required to be filed (or deemed appropriate to be filed) under ERISA and regulations issued thereunder, including, but not limited to, modifications and changes, annual reports, terminal reports and supplementary reports;

(g)	to file with the Secretary of the Treasury all reports and information as may be required to be filed (or deemed appropriate to be filed) under the Code, ERISA, and regulations issued under each;

(h)	to purchase such liability insurance as it may deem appropriate in connection with the operation and administration of the Plan;

(i)	to engage such legal, actuarial, accounting, clerical, administrative, medical and other services as it may deem proper;

(j)	to appoint such agents as it deems necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, ministerial or discretionary, as it deems expedient or appropriate; and

(k)	to do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of federal law.

Benefits under the Plan shall be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to the benefits under the Plan.

10.04	Reliance on Information. The Plan Administrator, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon information, data and documentation furnished by the Employer, and upon certificates, reports and opinions made or given by any accountant, legal counsel or other expert or advisor selected or approved by the Plan Administrator; and the Plan Administrator and any delegate shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such accountant, legal counsel or other expert or advisor, or upon any information, data, documentation, report or opinion furnished by the same, or by the Employer.

10.05	Compensation of the Plan Administrator. The Plan Administrator shall serve as such without compensation from the Plan, but may receive compensation from the Employer for serving.

10.06

Investment Committee. The Investment Committee shall have full power, authority, discretion, and control over the selection of the Investment Funds offered under the Plan, except the Company Stock Fund, over which the Investment Committee shall have no authority or control, except to the extent necessary to discharge its responsibilities under Title I Subtitle B Part 4 of ERISA. Notwithstanding the previous sentence, the Company Stock Fund cannot be removed as an available Investment Fund by either the Investment Committee or the Plan Administrator, but can only be removed by the Company or its delegate as an exercise of it settlor functions. The Investment Committee shall be authorized to engage such advisors and counsel as it deems necessary to discharge its responsibilities hereunder and may delegate any such responsibilities at such times and under such circumstances as it deems appropriate. Under no circumstances shall the Investment Committee have custody over any of the assets held in Trust, which shall be the sole responsibility of the Trustee. The Investment Committee shall have all of the power and authority necessary to discharge the foregoing duties.

10.07	Delegations. In accordance with Section 10.03(j), the Plan Administrator and/or the Investment Committee may appoint committees, subcommittees, individuals or any other agents as either deems advisable. Further, the Investment Committee may, in its sole discretion, appoint an “investment manager(s)” with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard so long as:

(a)	such investment manager (i) is registered as an investment adviser under the Investment Advisers Act of 1940, (ii) is not registered as an investment adviser under such act by reason of paragraph (1) of Section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) is a bank, as defined in the Investment Advisers Act of 1940, or (iv) is an insurance company qualified to do business under the laws of more than one state; and

(b)	such investment manager acknowledges in writing that the investment manager is a fiduciary with respect to the Plan.

Upon such appointment, the Investment Committee shall not be liable for the acts of the investment manager unless required by ERISA. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of any investment manager unless required by ERISA. An investment manager may be removed by the Investment Committee at any time and within the Investment Committee’s sole discretion.

To the extent that the Plan Administrator or Investment Committee has so delegated its duties, powers, or responsibilities pursuant to this Section 10.07, references in the Plan to “Plan Administrator” or “Investment Committee,” as applicable, shall be deemed reference to such delegate with respect to such delegated duties, powers or responsibilities.

10.08	Expenses. Reasonable and necessary expenses (including the cost of any bond required under ERISA Section 412) incurred for any Plan Year in connection with administering the Plan shall be paid from the Trust Fund, except to the extent elected to be paid by the Company. The Plan Administrator may direct that expenses to be paid from the Trust Fund be charged to the Accounts of Participants (and their Beneficiaries and Alternate Payees) in a manner deemed appropriate by the Plan Administrator.

10.09	Information from Participants and Employers. To enable the Plan Administrator to perform its functions, each Employer shall supply full and timely information of all matters relating to the compensation of all Participants, their retirement, death or other cause of Severance from Employment, and such other pertinent facts as the Plan Administrator may require.

Each Participant, Beneficiary, and Alternate Payee will furnish to the Plan Administrator such information in writing as the Plan Administrator considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments are conditional upon the Participant, Beneficiary, and Alternate Payee, as applicable, furnishing promptly such true, full and complete information as the Plan Administrator may request.

10.10	Records. The Plan Administrator shall keep a record of its proceedings and shall keep or cause to be kept, all such books, accounts, records or other data as may be necessary in its judgment for the administration of the Plan.

10.11	Indemnification. To the fullest extent permitted by law, the Company and Affiliated Companies (collectively, the “Indemnifying Party”) shall jointly and severally indemnify, defend, and hold harmless each past, present and future member of the Plan Administrator and the Investment Committee and all employees of the Company or Affiliated Companies (a) acting on behalf of or pursuant to direction or delegation from any of the foregoing or (b) acting in the capacity of an agent, delegate, or representative of the Company under the Plan (each an “Indemnified Party”) from and against any and all claims, losses, damages or liabilities (including defense costs) (i) for any actions or inactions which constitute or are alleged to constitute a breach of fiduciary responsibility, or (ii) arising out of, or in connection with, any pending, threatened or anticipated possible action, suit or other proceeding, including any investigation that might lead to such a proceeding, in which such Indemnified Party is or may be involved by reason of, or in connection with, his being or having been an Indemnified Party, except, with respect to clauses (i) and (ii), if directly resulting from the intentional misconduct of the Indemnified Party. This indemnity obligation is in addition to, and not in lieu of, any other indemnity that may protect such Indemnified Party. The Indemnifying Party may purchase fiduciary or other applicable liability insurance to insure its obligation under this Section. Promptly after receipt by an Indemnified Party under this Section of notice of a claim subject to indemnity hereunder, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party, notify the Indemnifying Party of such a claim. The Indemnifying Party shall be entitled to participate at its own expense in the defense or to assume the defense, of any action brought against the Indemnified Party. In the event the Indemnifying Party elects to assume the defense of any suit, the Indemnifying Party shall choose counsel (which is reasonably satisfactory to the Indemnified Party) to defend the action. The Indemnified Party shall pay the fees and expenses of any additional counsel retained by him. The indemnities provided under this Section shall not be exclusive of any other right that any individual may have or hereafter acquire under law (common or statutory), provision of the Certificate of Incorporation of the Company, or the Company’s by-laws or by agreement or contract with the Company, and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of each Indemnified Party.

10.12	Adoption of Plan by Affiliated Sponsors. Any Affiliated Company may become an Affiliated Sponsor with the consent of the Company or its delegate. Such Affiliated Company shall become an Affiliated Sponsor without any further action by such Affiliated Company or the Company on the date specified in such designation. An Affiliated Sponsor shall be deemed to consent to, and agree to be bound by, the terms and conditions of the Plan. An Affiliated Sponsor shall continue its participation in the Plan until termination by the Company or until cessation of its status as an Affiliated Sponsor. Upon termination of an Affiliated Sponsor’s participation, Employee Contributions and Employer Contributions pursuant to Article 4 shall cease for the former Affiliated Sponsor’s Employees. However, such Participants shall continue to be treated as Participants for all other purposes under the Plan unless and until the Company transfers the assets and liabilities attributable to such Employees to a successor plan, or they are otherwise distributed in accordance with the terms of the Plan.

ARTICLE 11

CLAIMS PROCEDURE

11.01	Claim. If a Participant has any grievance, complaint, or claim concerning any aspect of the operation or administration of the Plan or Trust Fund, including, but not limited to, the administration of the Company Stock Fund, or any of the other Investment Funds, (collectively referred to herein as “claim” or “claims”), the Participant or the Participant’s properly-designated representative (“Representative”), shall submit the claim to the Plan Administrator. An individual or entity will only be determined to be a Participant’s Representative if the Participant has provided the Plan Administrator with an executed written statement identifying such individual or entity as his Representative. In the event a Participant identifies an individual or entity as his Representative in such an executed written statement to the Plan Administrator but fails to describe the scope of the authority of such Representative, the Plan Administrator shall assume that such Representative has full powers to act with respect to all matters pertaining to the Participant’s claim or appeal of a claim denial under the Plan. The Plan Administrator or its delegate shall have the initial responsibility for deciding the claim. All such claims shall be submitted in writing and shall include:

(a)	a statement that it is a “Claim under the Spectra Energy Retirement Savings Plan”;

(b)	the Participant’s full name, Social Security number, mailing address and daytime telephone number;

(c)	if applicable, a copy of the Participant’s written designation of the Representative authorized to act on behalf of the Participant with respect to the claim(s), which designation is signed and dated by the Participant and shall include the Representative’s full name, mailing address and daytime telephone number; and

(d)	a complete description of the claim, including any issue or information that the Participant or the Representative wants considered.

To the extent that documentary or other evidence is relevant to the claim, the Participant or the Representative shall submit such evidence, or if the evidence is in the possession of the Employer, the Participant or Representative shall refer to such evidence in a manner sufficient to allow the Plan Administrator or its delegate to identify and locate such evidence. At any time during the claims procedure set forth herein, the Participant or Representative may request, and the Plan Administrator or its delegate shall provide within a reasonable time thereafter, free of charge, any relevant documents in its possession.

Any claim must be submitted within the “applicable limitations period.” The “applicable limitations period” shall be two years beginning on: (i) in the case of any Account balance or other Account transaction information, the date on which such information, as recorded for the Account by the Plan, was first made available to the Participant, (ii) in the case of any single payment, or series of payments, the date on which the single payment, or the first of the series of payments, was made, or (iii) for all other claims, the date on which the action complained or grieved of occurred.

11.02	Denial of Claim. The Plan Administrator or its delegate shall give the Participant or Representative written notice of its decision on a claim within 90 days of the date the claim was submitted. The 90-day period for a decision on a claim may be extended for an additional 90 days by a written notice to the Participant or Representative setting forth the reason for the extension. If a claim is denied in whole or in part, the written notice shall set forth in a manner calculated to be understood by the Participant:

(a)	the specific reason or reasons for the denial;

(b)	specific references to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary;

(d)	appropriate information about the steps to be taken if the Participant or Representative wishes to submit the claim for appeal and, if applicable, a description of the Participant’s right to bring legal action on the claim; and

(e)	if applicable, a copy of any written guideline or procedure used in making the claim decision.

11.03	Appeal. If a claim is denied in whole or in part, the Participant or Representative may appeal the denial by submitting a written appeal to the Plan Administrator or its delegate within 60 days of receipt of written notice of denial. The written appeal shall include:

(a)	a statement that it is an “Appeal of a Denied Claim under the Spectra Energy Retirement Savings Plan”;

(b)	the Participant’s full name, Social Security number, mailing address and daytime telephone number;

(c)	if applicable and not previously submitted, a copy of the Participant’s written designation of the Representative authorized to act on behalf of the Participant with respect to the appeal of the denied claim, which designation is signed and dated by the Participant, together with the Representative’s full name, mailing address and daytime telephone number; and

(d)	a complete description of the appeal, including a description of the original claim and any issue or information that the Participant or Representative wants considered.

To the extent documentary or other evidence is relevant to the appeal, the Participant or Representative shall submit such evidence, or if the evidence is in the possession of the Employer, the Participant or Representative shall refer to such evidence in a manner sufficient to allow the Plan Administrator or its delegate to identify and locate such evidence. At any time during the claims procedure set forth herein the Participant or Representative may request, and the Plan Administrator or its delegate shall provide within a reasonable time thereafter free of charge, any relevant documents in its possession.

Absent extraordinary circumstances, the Plan Administrator or its delegate will not consider evidence or arguments not submitted within a reasonable time prior to its decision on appeal.

The decision on appeal shall be made within 60 days of receipt of the written appeal, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request of the written appeal. If such an extension of time is required, written notice of the extension shall be furnished to the Participant or Representative before the end of the original 60-day period. The decision on appeal shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provision of the Plan on which the denial is based and shall otherwise include the information set forth in Section 11.02. The decision shall be final and conclusive and a Participant shall not be permitted to bring suit on a claim without first exhausting the remedies available hereunder. No action at law or in equity to recover under the Plan shall be commenced later than one year from the date of the decision on appeal.

11.04	Additional Procedures. The Plan Administrator or its delegate may institute such procedures for claims under Sections 11.01 and 11.02, and appeals of denied claims under Section 11.03, as it determines to be appropriate, and any such procedure shall be applicable to Participants and Representatives.

11.05	Beneficiaries and Alternate Payees. For purposes of this Article 11, Beneficiaries and Alternate Payees of Participants shall have the same rights and obligations as Participants, and each reference to Participant in this Article 11 shall be deemed to include reference to a Beneficiary and an Alternate Payee.

ARTICLE 12

AMENDMENT AND TERMINATION

12.01	Amendment of the Plan. The Company shall have the right at any time, by or pursuant to action of the Board or its delegate, to amend the Plan and Trust. An amendment shall become effective as provided therein upon its execution on behalf of the Company. No such amendment shall reduce any accrued benefit or vested interest of a Participant or Beneficiary existing immediately prior to such amendment, except as otherwise permitted under the Code.

12.02	Termination of the Plan. While the Company expects to continue the Plan indefinitely, continuance of the Plan is not assumed as a contractual obligation. Furthermore, the Company reserves the right to terminate the Plan at any time for any reason, pursuant to action by the Board or its delegate. Each Affiliated Sponsor reserves the right to discontinue its contributions and to terminate the Plan as it relates to its Employees at any time by action of its board of directors or similar governing body without terminating the Plan as a whole with respect to any other Employer. Any Affiliated Sponsor desiring to terminate the Plan as it relates to its Employees shall give notice of such termination to the Plan Administrator and the Trustee at least 30 days prior to the effective date thereof. On termination of the Plan (or in the event of a complete or partial termination or complete discontinuation of contributions), Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan and the Trust Agreement until assets are distributed.

12.03	Mergers, Consolidation and Transfers of Assets and Liabilities. To the extent that Code Section 401 (a)(12) or 414(1) is applicable and in accordance therewith, no merger or consolidation with the Plan, or transfer of assets or liabilities to the Plan or from the Plan to any other plan, shall be made unless each Participant would receive immediately after such event a benefit (determined as if the Plan had terminated at that time) which is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such event had the Plan terminated at that time.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.01	Non-Alienation.

(a)	General. None of the benefits, payments, proceeds, claims or rights of any Participant, Beneficiary, or Alternate Payee shall be subject to any claims of any creditor of such person, nor shall any such Participant, Beneficiary, or Alternate Payee have any right to alienate, anticipate, commute, pledge, encumber or assign any claim or right hereunder or any of the benefits or payments or proceeds which he may expect to receive, contingent or otherwise, under the provisions hereof, except as permitted by governing law and the Plan Administrator. In the event any person attempts to take any action contrary to this Section, such action shall be null and void and of no effect, and the Company, the Plan Administrator, the Trustee and all persons having any interest in the Trust Fund and their beneficiaries shall disregard such action and are not in any manner bound thereby. The provisions of this Section shall not apply to situations where the Participant, Beneficiary or Alternate Payee is indebted to the Trust Fund. In such cases, the Trustee is permitted to levy against the Participant’s Account to the extent necessary to collect the indebtedness the Participant owes to the Trust Fund and any unpaid interest, late charges or other amounts to satisfy such indebtedness, as described in Section 8.02.

(b)	Exception for Qualified Domestic Relations Orders. The non-alienation rule of subsection (a) shall not apply if the Plan Administrator or its delegate determines that a domestic relations order is a Qualified Domestic Relations Order.

(1)	Procedures for Qualified Domestic Relations Orders. The Plan Administrator shall establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering distributions under a Qualified Domestic Relations Order.

(2)	Qualified Domestic Relations Orders under Duke 401(k) Plan. Any domestic relations order affecting a Spectra Energy Participant’s Accounts that was determined to be a Qualified Domestic Relations Order pursuant to procedures established under the Duke 401 (k) Plan shall continue to be treated as a Qualified Domestic Relations Order under the Plan.

(c)	Exception for Certain Judgments and Settlements. The non-alienation rule of subsection (a) above shall not apply to any offset of a Participant’s, a Beneficiary’s, or an Alternate Payee’s benefits provided under the Plan against an amount that the Participant, Beneficiary, or Alternate Payee is ordered or required to pay to the Plan if the order or requirement to pay arises: under a judgment of conviction for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or pursuant to a settlement agreement between a Participant, Beneficiary or

Alternate Payee and the Secretary of Labor or the Pension Benefit Guaranty Corporation, and the judgment, order, decree, or settlement agreement meets the requirements of Code Section 401(a)(13)(C).

(d)	Special Rule for Plan Overpayments. The non-alienation rule of subsection (a) above shall not prohibit an offset of a Participant’s, a Beneficiary’s, or an Alternate Payee’s benefit provided under the Plan by the amount of any overpayment made from the Plan to such Participant, Beneficiary or Alternate Payee.

13.02	Fraud, Misrepresentation, Intentional Omission, Concealment or Error. Notwithstanding any contrary provisions of the Plan, the Plan shall be entitled to recover from a Participant, a Beneficiary, or an Alternate Payee, any benefit paid or liability incurred as the result of the Participant’s, Beneficiary’s, or Alternate Payee’s (a) fraud, (b) misrepresentation, or (c) omission or concealment of any relevant fact. In addition, the Plan shall be entitled to recover all expenses incidental to or necessary for such recovery. The Plan Administrator, in its sole discretion, shall determine (i) whether the Participant, Beneficiary, or Alternate Payee has engaged in fraud or has misrepresented, omitted, or concealed any facts, and (ii) the amount of any liability for which the Plan is entitled to recover. Additionally, notwithstanding any contrary provisions of the Plan, the Plan shall be entitled to recover from a Participant, Beneficiary, or Alternate Payee, the amount of any overpayment or erroneous payment made for any reason, including, but not limited to, a human or systems error, to such Participant, Beneficiary, or Alternate Payee.

13.03	Benefit Disputes. If the Plan Administrator determines that there is a dispute concerning the payment of benefits to a Participant’s Beneficiary (or Beneficiaries) or concerning the qualification of a domestic relations order, the Plan Administrator may delay any payment that would otherwise be made under the Plan until the Plan Administrator, in its discretion, determines that the dispute has been resolved. In the case of any bona fide dispute between parties concerning the right to a Plan benefit, the Plan Administrator may, in its discretion, file an interpleader action in federal court, naming the parties to the dispute and, if applicable, may pay the disputed amount into the court to be distributed in accordance with the court’s decision or take such other action as may be permitted under the civil enforcement provisions of ERISA as it determines, in its discretion, constitutes an appropriate way to resolve or otherwise settle the dispute, including, but not limited to, payment to the estate of the Participant or Beneficiary (or Beneficiaries).

13.04	No Contract of Employment. The Plan shall not be deemed to constitute a contract of employment or otherwise between the Company or any Affiliated Company and any Employee, former Employee or Participant, or to be consideration for, or an inducement or condition of, any employment. Nothing in the Plan shall be deemed to give any Employee, former Employee or Participant the right to be retained in the service of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge, with or without cause, any Employee at any time.

13.05	Headings and Subheadings. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions of the Plan.

13.06	Use of Masculine and Feminine, Singular and Plural. In the construction of the Plan, the masculine shall include the feminine, and the singular, the plural, in all cases where such meanings are indicated by the context.

13.07	Unclaimed Benefits. If any person entitled to a benefit under the Plan which has become distributable cannot be found after reasonable diligence at the time such benefit is to be distributed, the amount unpaid shall be forfeited seven years thereafter and applied in accordance with Section 13.16. In the event a Participant, Beneficiary, or Alternate Payee is located subsequent to the forfeiture, his benefit shall be restored from Forfeitures in an amount equal to the amount forfeited and distributed to him without credit for gain or loss from the date of forfeiture. In the event that there are insufficient Forfeitures at the time of such restoration, the Employer shall make a contribution to the Plan to the extent required to restore such Account.

13.08	Governing Law. The Plan shall be construed, administered and enforced in accordance with the laws of the State of Texas, except to the extent preempted by or otherwise governed by federal law.

13.09	Mandatory Venue. The Plan is administered in Harris County, Texas, and therefore, mandatory and exclusive venue for any claim, lawsuit, action or other proceeding arising out of, or relating to, the Plan, other than an interpleader action under the Plan that is initiated by the Company, the Plan Administrator or a designee thereof, shall be the United States District Court for the Southern District of Texas (Houston Division) or the judicial district courts situated in Harris County, Texas, subject to removal of any such action under ERISA (under 28 U.S.C. §§ 1441 et seq. or any successor provision). Venue for an interpleader action under the Plan that is initiated by the Company, the Plan Administrator or a designee thereof shall be, as decided by the Plan Administrator in its discretion, in (a) the state where the deceased Participant, Beneficiary or Alternate Payee resided at his death (if the benefits which are the subject of the interpleader action are those of a deceased Participant, Beneficiary or Alternate Payee), (b) the state in which at least one defendant in the interpleader action resides, or (c) the United States District Court for the Southern District of Texas (Houston Division) or any district court that is situated in Harris County, Texas.

Each Participant, Beneficiary or Alternate Payee, as the result of, and in consideration for, participation in the Plan, and his designated representative, with respect to any claim or dispute relating in any way to, or arising out of, the Plan, consents, agrees and irrevocably submits to such mandatory and exclusive jurisdiction and venue as described in this Section 13.09 and irrevocably and unconditionally waives any objection to such jurisdiction or venue including, without limitation, that it is inconvenient. Such parties shall not commence any legal action other than before the above-named courts. Notwithstanding the previous sentence, a party may commence any legal action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

13.10	Interpretation Consistent with Law. The Company, through the Plan Administrator, shall interpret and administer the Plan in such manner that the Plan and Trust shall remain in compliance with the Code, ERISA, and other applicable laws, regulations, and rulings.

13.11	Quarterly Reports. Based on information given to it by the Trustee, the Employer shall report at least quarterly to each Participant the balance in his Accounts.

13.12	Certain Securities Restrictions. Any distribution of Company Stock which has been held for less than six months by a Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to certain rules and regulations and approvals. Each Participant may be required to give the Employer or the Plan Administrator a written representation that he will not violate any state or federal securities laws, including the Securities Act of 1933, as amended; the form of such written representation will be prescribed by the Plan Administrator.

13.13	Reliance on Data and Consents. The Employer, any Affiliated Company, the Trustee, the Plan Administrator, all fiduciaries with respect to the Plan and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his Beneficiaries or Alternate Payees, including, without limitation, representations as to age, health and marital status. Furthermore, the Employer, any Affiliate, the Trustee, the Plan Administrator and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or Trust Fund electronically through use of a Participant’s PIN or otherwise by any Participant, the Spouse of any Participant, any Beneficiary of any Participant, the Alternate Payee of any Participant or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference. Participants, Spouses of Participants, Beneficiaries and Alternate Payees are responsible for advising the appropriate parties of any change in such data or misuse of a PIN or other procedure.

13.14	Release. Any payment to a Participant, Beneficiary, or Alternate Payee, or to their legal representatives, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, Plan Administrator and the Employer, any of whom may require such Participant, Beneficiary, Alternate Payee or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Plan Administrator, or the Employer, as the case may be.

13.15	Qualified Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

13.16	Forfeitures. If any amounts become Forfeitures under the Plan, such Forfeitures shall be applied (i) first to reinstate any Account balances that are required to be reinstated pursuant to Section 13.07, (ii) any remaining Forfeitures shall then be used at the discretion of the Company to pay the administrative expenses of the Plan and Trust to the extent not inconsistent with ERISA, and (iii) thereafter, any remaining Forfeitures will be used to offset future Employer Contributions to the Plan not later than by the last day of the Plan Year following the Plan Year in which the Forfeitures become available.

ARTICLE 14

HIGHLY COMPENSATED EMPLOYEES

14.01	In General. For the purposes of the Plan, the term “Highly Compensated Employee” is any active Employee described in Section 14.02 below and any Former Employee described in Section 14.03 below. Various definitions used in this Article 14 are contained in Section 14.04.

14.02	Highly Compensated Employees. An Employee is a Highly Compensated Employee if the Employee:

(a)	is a 5 Percent Owner at any time during the Determination Year or the Look Back Year, or

(b)	receives Compensation in excess of $115,000 (for 2013 and 2014) during the Look Back Year.

The dollar amount in subsection (b) above shall be increased annually as provided in Code Section 414(q)(1).

14.03	Former Highly Compensated Employee. A Former Employee is a Highly Compensated Employee if (applying the rules of Section 14.02) the Former Employee was a Highly Compensated Employee during a Separation Year or during any Determination Year ending on or after the Former Employee’s 55th birthday.

14.04	Definitions. The following special definitions shall apply to this Article 14:

(a)	Compensation for purposes of this Article 14 means the gross annual earnings reported on the Participant’s IRS Form W-2 (Box 1 or its comparable location as provided on Form W-2 in future years) as required by Code Sections 6041(d), 6051(a)(3) and 6052, plus amounts which are not currently includable in the Employee’s gross income by reason of the application of Code Section 401(k), 125 or 132(f)(4). In no event shall more than the allowable Compensation Limit (as adjusted annually pursuant to Code Section 401(a)(17)) be taken into account for any Employee.

(b)	Determination Year means the Plan Year for which an individual’s status as a Highly Compensated Employee is being determined.

(c)	Employer for purposes of this Article 14 means the Employer and its Affiliated Companies.

(d)	5 Percent Owner means any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than 5% of the value of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of the Employer.

(e)	Former Employee means any Employee (i) who has incurred a Severance from Employment or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on an Authorized Unpaid Leave of Absence).

(f)	Look Back Year means the 12-month period immediately preceding the Determination Year.

(g)	Separation Year means any of the following years:

(1)	An Employee who incurs a Severance from Employment shall have a Separation Year in the Determination Year in which such Severance from Employment occurs.

(2)	An Employee who remains employed by the Employer but who temporarily ceases to perform services for the Employer (e.g., an Employee on Authorized Unpaid Leave of Absence) shall have a Separation Year in the calendar year in which he last performs services for the Employer.

(3)	An Employee who remains employed by the Employer but whose Compensation for a calendar year is less than 50% of the Employee’s average annual Compensation for the immediately preceding three calendar years (or the Employee’s total years of employment, if less) shall have a Separation Year in such calendar year. However, such Separation Year shall be ignored if the Employee remains employed by the Employer and the Employee’s Compensation returns to a level comparable to the Employee’s Compensation immediately prior to such Separation Year.

14.05	Other Methods Permissible. To the extent permitted by the Code, judicial decisions, Treasury Regulations and IRS pronouncements, the Plan Administrator may (without further amendment to the Plan) take such other steps and actions or adopt such other methods or procedures (in addition to those methods and procedures described in this Article 14) to determine and identify Highly Compensated Employees (including adopting alternative definitions of Compensation which satisfy Code Section 414(q)(7) and are uniformly applied).

ARTICLE 15

SPECIAL DISCRIMINATION RULES

15.01	Definitions.

The following definitions shall apply to this Article 15 only.

(a)	Actual Contribution Percentage or ACP means the ratio (expressed as a percentage) of (i) the sum of the Matching Contributions and After-Tax Contributions under the Plan on behalf of the Participant for the Plan Year and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Elective Deferrals and Qualified Nonelective Contributions for the Plan Year to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Elective Deferrals and Qualified Nonelective Contributions in computing the ACP for a Plan Year.

(b)	Actual Deferral Percentage or ADP means the ratio (expressed as a percentage) of (i) the sum of the Before-Tax Elective Deferrals made to the Plan on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-Highly Compensated Employee, determined taking into account only elective deferrals to plans maintained by the Employer or its Affiliated Companies, and any Catch-Up Contributions) and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Nonelective Contributions for the Plan Year to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not include Qualified Nonelective Contributions in computing the ADP for a Plan Year.

(c)	Average Actual Contribution Percentage means the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

(d)	Average Actual Deferral Percentage means the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

(e)	Compensation is any definition selected by the Plan Administrator that satisfies the requirements of Code Section 414(s). Such definition may change from year to year but must apply uniformly among all Employees being tested under the Plan for a given Plan Year and among all Employees being tested under any other plan that is aggregated with the Plan during the Plan Year.

If the Plan Administrator fails to select a definition of Compensation for purposes of this Article 15, Compensation (for purposes of this Article 15) means the gross annual earnings reported on the Participant’s IRS Form W-2 (Box 1 or its comparable location as provided on Form W-2 in future years) as required by

Code Sections 6041(d), 6051(a)(3) and 6052, plus Before-Tax Elective Deferrals under the Plan or any other elective deferral (as defined in Code Section 402(g)) and amounts which are contributed or deferred by the Employer at the election of the Employee which are not includible in the gross income of the Employee by reason of Code Section 125 or 132(f)(4).

(f)	Before-Tax Elective Deferral includes only those Before-Tax Elective Deferrals that (i) are allocated to the Participant’s Account under the terms of the Plan as of any date within the Plan Year, and (ii) relate to Compensation that would have been received by the Participant during the Plan Year or within 2 1⁄2 months after the end of the Plan Year but for the deferral election. A Before-Tax Elective Deferral is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the Before-Tax Elective Deferral relates.

(g)	Matching Contributions A Matching Contribution for a particular Plan Year includes only those contributions that are (i) allocated to the Participant’s Company Match Account under the Plan as of any date within such Plan Year, (ii) contributed to the Trust no later than the end of the 12-month period following the close of such Plan Year, and (iii) made on account of such Participant’s Before- Tax Elective Deferrals for the Plan Year.

(h)	Excess Deferrals have that meaning as defined in Section 15.02(a).

(i)	Excess ACP Contributions have that meaning as defined in Section 15.09(a).

(j)	Excess ADP Deferrals have that meaning as defined in Section 15.05(a).

(k)	Highly Compensated Employee has that meaning as defined in Article 14.

(1)	Participant means any Eligible Employee who (i) is eligible to receive an allocation of a Matching Contribution, even if no Matching Contribution is allocated due to the Eligible Employee’s failure to make a required Before-Tax Elective Deferral; (ii) is eligible to make a Before-Tax Elective Deferral, including an Eligible Employee whose right to make Before-Tax Elective Deferrals has been suspended because of an election not to participate; and (iii) is unable to receive a Matching Contribution or make a Before-Tax Elective Deferral because his Compensation is less than a stated amount.

(m)	Qualified Elective Deferral means Before-Tax Elective Deferrals designated by the Plan Administrator as Qualified Elective Deferrals. In addition, the following requirements must be satisfied:

(1)	The aggregate of all Before-Tax Elective Deferrals for the Plan Year, including the Qualified Elective Deferrals, must satisfy the requirements of Section 15.03(a);

(2)	The Before-Tax Elective Deferrals for the Plan Year, excluding the Qualified Elective Deferrals, must satisfy the requirements of Section 15.03(a);

(3)	If the Company elects to aggregate Qualified Elective Deferrals with Employer Matching Contributions in order to avoid Excess ACP Contributions, such Qualified Elective Deferrals shall only be taken into account to the extent necessary to satisfy the provisions of Section 15.07(a)(2).

(4)	Qualified Elective Deferrals must satisfy all other provisions of the Plan applicable to Before-Tax Elective Deferrals and shall remain part of the Participant’s Employee Before-Tax Account. Nevertheless, except for purposes of this Section 15.01(m), Qualified Elective Deferrals shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

15.02	Limit on Before-Tax Elective Deferrals.

(a)	Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Participant’s Before-Tax Elective Deferrals during a calendar year (other than Catch-Up Contributions) may not exceed the limits specified in Code Section 402(g) (as adjusted annually by the Cost of Living Factor). Any Before- Tax Elective Deferrals in excess of the foregoing limits (“Excess Deferral”), plus any income and minus any loss allocable thereto, may be distributed to the affected Participant no later than April 15 following the Plan Year in which the Excess Deferrals were made.

(b)	Any Participant who has an Excess Deferral during a Plan Year may receive a distribution of the Excess Deferral during such Plan Year plus any income or minus any loss allocable thereto, provided (i) the Participant requests (or is deemed by the Plan Administrator to request) distribution of the Excess Deferral, (ii) the distribution occurs after the date the Excess Deferral arose, and (iii) the Plan Administrator designates the distribution as a distribution of an Excess Deferral.

(c)	If a Participant makes a Before-Tax Elective Deferral under the Plan and in the same Plan Year makes a contribution to a Code Section 401 (k) plan containing a cash or deferred arrangement (other than the Plan), a Code Section 408(k) plan (simplified employee pension plan) or a Code Section 403(b) plan (tax sheltered annuity) and, after the return of any Excess Deferral pursuant to subsections (a) and (b) above, the aggregate of all such Before-Tax Elective Deferrals and contributions exceed the limitations contained in Code Section 402(g), then such Participant may request that the Plan Administrator return all or a portion of the Participant’s Before-Tax Elective Deferrals for the Plan Year plus any income and minus any loss allocable thereto. The amount by which such Before-Tax Elective Deferrals and contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral.

(d)	Any request for a return of Excess Deferrals arising out of contributions to a plan described in subsection (c) above which is maintained by an entity other than the Employer must:

(1)	be made in writing;

(2)	be submitted to the Plan Administrator not later than the March 1 following the Plan Year in which the Excess Deferral arose;

(3)	specify the amount of the Excess Deferral; and

(4)	contain a statement that if the Excess Deferral is not distributed, it will, when added to amount deferred under other plans or arrangements described in Code Sections 401(k), 408(k), or 403(b), exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the Excess Deferral occurred.

In the event an Excess Deferral arises out of contributions to a plan (including the Plan) described in subsection (c) above which is maintained by the Employer, the Participant making the Excess Deferral shall be deemed to have requested a return of the Excess Deferral.

(e)	Before-Tax Elective Deferrals may only be returned to the extent necessary to eliminate a Participant’s Excess Deferral. Excess Deferrals that are returned pursuant to this Section 15.02 shall not be treated as Annual Additions under the Plan (see Article 17). In no event shall the returned Excess Deferrals for a particular Plan Year exceed the Participant’s aggregate Before-Tax Elective Deferrals for such Plan Year.

(f)	The income or loss allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 15.02 shall be determined using any reasonable method adopted by the Plan or any other method authorized by the Internal Revenue Service to compute the income earned or loss incurred for the period commencing on January 1 of the Plan Year in which the Before-Tax Elective Deferral was made and ending on the last day of the Plan Year in which the Excess Deferral was made.

(g)	Any Matching Contribution allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 15.02 shall be forfeited notwithstanding the provisions of Article 6 (vesting). For this purpose, however, the Before-Tax Elective Deferrals that are returned to the Participant as an Excess Deferral shall be deemed to be first those Before-Tax Elective Deferrals for which no Matching Contribution was made and second those Before-Tax Elective Deferrals for which a Matching Contribution was made. Matching Contributions that are forfeited in accordance with the provisions of this subsection (g) shall be applied in accordance with Section 13.16.

15.03	Average Actual Deferral Percentage.

(a)	The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year must satisfy one of the following tests:

(1)	The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the same Plan Year for Participants who were Non-Highly Compensated Employees during the Plan Year multiplied by 1.25; or

(2)	The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for the same Plan Year for Participants who were Non-Highly Compensated Employees during the Plan Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for the same Plan Year for Participants who were Non-Highly Compensated Employees during the Plan Year multiplied by two.

(b)	If, at the end of the Plan Year, the Plan does not comply with the provisions of subsection (a) above, the Employer may do any or all of the following, except as otherwise provided in the Code or in Treasury Regulations, in order to comply with such provision:

(1)	Distribute Before-Tax Elective Deferrals to certain Highly Compensated Employees as provided in Section 15.05;

(2)	Characterize the Participant’s Before-Tax Elective Deferrals as Catch-Up Contributions;

(3)	Recharacterize the Participant’s Before-Tax Elective Deferrals as After- Tax Contributions as provided in Section 15.06; or

(4)	Make a Qualified Nonelective Contribution on behalf of the Non-Highly Compensated Employees and aggregate such contributions with the Non- Highly Compensated Employees’ Before-Tax Elective Deferrals. Such Qualified Nonelective Contributions must satisfy the additional requirements described in subsection (c) below.

(c)	Qualified Nonelective Contributions used to satisfy the provisions of subsection (a) above must satisfy the following requirements:

(1)	All Qualified Nonelective Contributions for the Plan Year must satisfy the nondiscrimination requirements of Code Section 401(a)(4) (prohibition against discrimination in favor of Highly Compensated Employees).

(2)	Qualified Nonelective Contributions that are not used to satisfy the provisions of subsection (a) above or Section 15.07(a) below must satisfy the nondiscrimination requirements of Code Section 401(a)(4).

(3)	Qualified Nonelective Contributions used to satisfy the provisions of subsection (a) above must satisfy all other provisions of the Plan applicable to Before-Tax Elective Deferrals. Nevertheless, such Qualified Nonelective Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Section 401(a)(4) and shall be excluded in determining whether the provisions of Section 15.07(a) of the Plan are satisfied.

(4)	Qualified Nonelective Contributions may not be used to satisfy the provisions of subsection (a) above if the use of such Qualified Nonelective Contributions in such manner increases the disparity between the Average Actual Deferral Percentage of Highly Compensated Employees and the Average Actual Deferral Percentage of Non-Highly Compensated Employees.

(5)	Qualified Nonelective Contributions used to satisfy the provisions of subsection (a) above shall not exceed the “ADP QNEC limit.” The “ADP QNEC limit” means the product of a Participant’s Compensation for the Plan Year multiplied by the greater of 5% or two times the Plan’s “representative contribution rate”.

The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Participant who is a Non-Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Participants who are Non-Highly Compensated Employees for the Plan Year or (ii) the group of all Participants who are Non-Highly Compensated Employees for the Plan Year and who are employed by the Employer or an Affiliated Company on the last day of the Plan Year, whichever results in the greater amount.

A Participant’s “applicable contribution rate” for purposes of allocating Qualified Nonelective Contributions that may be included to satisfy the provisions of subsection (a) above means (i) the sum of the Qualified Nonelective Contributions allocated to the Participant for the Plan Year (excluding any Qualified Nonelective Contributions that are included for purposes of satisfying Section 15.07(a) for the Plan Year) (ii) divided by the Participant’s Compensation for the Plan Year.

(6)	Qualified Nonelective Contributions may be treated as Before-Tax Elective Deferrals only if the requirements of Treasury Regulation Section 1.401(k) 2(a)(6) are satisfied.

(d)	The Plan has elected to use the “current year testing method.” Notwithstanding anything contained herein to the contrary, the Plan Administrator may elect to use the “prior year testing method” described in Code Section 401(k)(3)(A). A change from the current year testing method to the prior year testing method shall be made only as allowed by Treasury Regulations.

(e)	Notwithstanding anything herein to the contrary, if the Plan applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement satisfies Code Section 410(b)(1), the Employer may, in determining whether the Plan satisfies subsection (a) above, exclude from consideration all Employees (other than Highly Compensated Employees) who have not attained age 21 and completed one year of service, as described in Code Section 410(a)(1)(A).

15.04	Special Rules For Determining Average Actual Deferral Percentage.

(a)	The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have elective deferrals allocated to his Account under two or more arrangements described in Code Section 401 (k) that are maintained by an Employer or its Affiliated Companies and that are not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such elective deferrals were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such elective deferrals made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such elective deferrals were made to the Plan.

(b)	If two or more plans maintained by the Employer or its Affiliated Companies are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all elective deferrals that are made pursuant to those plans shall be treated as having been made pursuant to one plan. Pursuant to Treasury Regulation Section 1.401(k)-1(b)(4)(v), the Employer may elect to calculate Actual Deferral Percentages aggregating ESOP and non-ESOP plans. In addition, the Employer may elect to calculate Actual Deferral Percentages aggregating collectively bargained plans maintained for different collective bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).

(c)	The determination and treatment of the elective deferrals and ADP of any Participant shall satisfy such other requirements as may be prescribed from time to time by the Secretary of the Treasury.

15.05	Distribution of Excess ADP Deferrals.

(a)	Before-Tax Elective Deferrals exceeding the limitations of Section 15.03(a) (“Excess ADP Deferrals”) and any income or loss allocable to such Excess ADP Deferrals shall be designated by the Plan Administrator as Excess ADP Deferrals and shall be distributed to Highly Compensated Employees whose Accounts were credited with Excess ADP Deferrals in the preceding Plan Year. To determine the aggregate amount of Excess ADP Deferrals to be distributed, the Plan Administrator shall first determine the aggregate dollar amount of the distribution as follows:

(1)	Determine the dollar amount by which the Before-Tax Elective Deferrals of the Highly Compensated Employee(s) with the highest ADP must be reduced to equal the second highest ADP(s) under the Plan; then

(2)	Determine the dollar amount by which the Before-Tax Elective Deferrals for the two (or more) Highly Compensated Employees with the highest ADP(s) under the Plan must be reduced to equal the third highest ADP(s) under the Plan; then

(3)	Repeat the steps described in (i) and (ii) above with respect to the third and successive highest ADP levels under the Plan until the Average Actual Deferral Percentage does not exceed the amount allowable under Section 15.03(a); then

(4)	Add the dollar amounts determined in each of the steps in paragraphs (1), (2) and (3) above.

The aggregate dollar amount of Excess ADP Deferrals determined under the steps in paragraphs (1) through (4) above shall be apportioned among Highly Compensated Employees and distributed as follows:

(A)	First to those Highly Compensated Employees with the highest amount of Before-Tax Elective Deferrals until each such Employee’s Before-Tax Elective Deferrals equals the second highest Before-Tax Elective Deferrals under the Plan; then

(B)	Second, to the two (or more) Highly Compensated Employees with the next highest dollar amount of Before-Tax Elective Deferrals under the Plan, until each such Employee’s Before-Tax Elective Deferrals equals the third highest amount of Before-Tax Elective Deferrals under the Plan; and

(C)	Then steps described in clauses (A) and (B) above shall be repeated with respect to the third and successive Highly Compensated Employees with the highest amount of Before-Tax Elective Deferrals until all Excess ADP Deferrals have been distributed.

(b)	To the extent administratively possible, the Plan Administrator shall distribute all Excess ADP Deferrals and any income or loss allocable thereto (for the Plan Year) prior to 2 1⁄2 months following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto (for the Plan Year) shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose.

(c)	Excess ADP Deferrals shall be adjusted for any income or loss through the end of the Plan Year to which the Excess ADP Deferral relates. The income or loss allocable to Excess ADP Deferrals shall be determined by multiplying the income or loss allocable to the Participant’s Account for the Plan Year in which the Excess ADP Deferrals arose by a fraction. The numerator of the fraction is the Excess ADP Deferrals. The denominator of the fraction is the value of the Participant’s Account on the first day of the Plan Year plus contributions to the Participant’s Account for such Plan Year.

(d)	If an Excess Deferral has been distributed to the Participant pursuant to Sections 15.02(a) or 15.02(b), then any Excess ADP Deferral allocable to such Participant for the same Plan Year shall be reduced by the amount of such Excess Deferral.

(e)	Before-Tax Elective Deferrals distributed to Highly Compensated Employees under this Section 15.05 shall be treated as Annual Additions under the Plan.

(f)	Any Matching Contribution allocable to an Excess ADP Deferral that is returned to a Participant pursuant to this Section 15.05 shall be forfeited notwithstanding the provisions of Article 6 (vesting). For this purpose, however, the Before-Tax Elective Deferrals that are returned to the Participant as an Excess ADP Deferral shall be deemed to be first those Before-Tax Elective Deferrals for which no Matching Contribution was made and second those Before-Tax Elective Deferrals for which a Matching Contribution was made.

Matching Contributions that are forfeited in accordance with the provisions of this subsection (f) shall be applied in accordance with Section 13.16.

15.06	Before-Tax Elective Deferrals Recharacterized as After-Tax Contributions.

(a)

A Participant’s Excess ADP Deferrals may be reduced or eliminated by recharacterizing, to the extent necessary, all or part of the Participant’s Before- Tax Elective Deferrals as After-Tax Contributions. Such recharacterized Before-Tax Elective Deferrals shall be allocated to a sub-account of the Participant’s

After-Tax Contribution Account. Such recharacterization shall be permitted only to the extent the Participant could have originally contributed such amounts as an After-Tax Contribution under the Plan (ignoring the provisions of Section 15.07).

(b)	The decision to recharacterize Before-Tax Elective Deferrals as After-Tax Contributions must be made within 2 1⁄2 months after the close of the Plan Year in which the Excess ADP Deferral arose. The Plan Administrator shall notify the Participant and the Internal Revenue Service that all or part of the Participant’s Before-Tax Elective Deferrals have been recharacterized as After-Tax Contributions. Such notification shall be made in the form and in the manner prescribed by the Internal Revenue Service.

(c)	Before-Tax Elective Deferrals recharacterized as After-Tax Contributions shall be ignored in computing the Participant’s ADP. However, such amounts shall be considered in computing the Participant’s ACP.

(d)	Notwithstanding anything to the contrary in the Plan, Before-Tax Elective Deferrals recharacterized as After-Tax Contributions shall continue to be considered as Before-Tax Elective Deferrals for the purposes of Article 17 (Section 415 Limits), Article 7 (Distributions), and Article 16 (Top Heavy Rules).

(e)	Before-Tax Elective Deferrals recharacterized as After-Tax Contributions are includible in the Participant’s gross income for the Plan Year in which such recharacterized Before-Tax Elective Deferrals were contributed to the Plan. For this purpose, Before-Tax Elective Deferrals are deemed recharacterized in the order such Before-Tax Elective Deferrals were contributed to the Plan beginning with the earliest such Before-Tax Elective Deferral for the Plan Year in which the Excess ADP Deferral arose.

(f)	Any Matching Contribution allocable to Before-Tax Elective Deferrals recharacterized as After-Tax Contributions shall be forfeited notwithstanding the provisions of Article 6 (vesting). For this purpose, however, the Before-Tax Elective Deferrals that are recharacterized as After-Tax Contributions shall be deemed to be first those Before-Tax Elective Deferrals for which no Matching Contribution was made and second those Before-Tax Elective Deferrals for which a Matching Contribution was made.

Matching Contributions that are forfeited in accordance with the provisions of this subsection (f) shall be applied in accordance with Section 13.16.

(g)	The Plan Administrator may, but is not required to, permit Highly Compensated Employees to elect whether to correct an Excess ADP Deferral by recharacterizing Before-Tax Elective Deferrals as After-Tax Contributions or by distributing the Excess ADP Deferral as described in Section 15.05.

15.07	Average Actual Contribution Percentage.

(a)	The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(1)	The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for the same Plan Year for Participants who were Non-Highly Compensated Employees during the Plan Year multiplied by 1.25; or

(2)	The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for the same Plan Year for Participants who were Non-Highly Compensated Employees during the Plan Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for the Plan Year for Participants who are Non-Highly Compensated Employees multiplied by two.

(b)	If at the end of the Plan Year, the Plan does not comply with the provisions of subsection (a) above, the Employer may do any or all of the following, except as otherwise provided in the Code or in Treasury Regulations, in order to comply with such provision:

(1)	Aggregate Qualified Elective Deferrals of Non-Highly Compensated Employees with Employer Matching Contributions of such Participants for purposes of determining the ACP as provided in Section 15.01(a);

(2)	Distribute After-Tax Contributions or vested Employer Matching Contributions to certain Highly Compensated Employees for purposes of determining the ACP as provided in Section 15.09; or

(3)	Make a Qualified Nonelective Contribution on behalf of the Non-Highly Compensated Employees and aggregate such contributions with the Non-Highly Compensated Employees’ Employer Matching Contributions as provided in Section 15.01(a). Such Qualified Nonelective Contribution must satisfy the additional requirements described in subsection (c) below.

(c)	Qualified Nonelective Contributions used to satisfy the provisions of subsection (a) above must satisfy the following requirements:

(1)	All Qualified Nonelective Contributions for the Plan Year must satisfy the nondiscrimination requirements of Code Section 401(a)(4) (prohibition against discrimination in favor of Highly Compensated Employees).

(2)	Qualified Nonelective Contributions that are not used to satisfy the provisions of Section 15.03(a) or subsection (a) above must satisfy the nondiscrimination requirements of Code Section 401(a)(4).

(3)	Qualified Nonelective Contributions used to satisfy the provisions of subsection (a) above shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Section 401(a)(4) and shall be excluded in determining whether the provisions of Section 15.03(a) of the Plan are satisfied.

(4)	Qualified Nonelective Contributions may not be used to satisfy the provisions of subsection (a) above if the use of such Qualified Nonelective Contributions increases the disparity between the Average Actual Contribution Percentage of Highly Compensated Employees and the Average Actual Contribution Percentage of Non-Highly Compensated Employees.

(5)	Qualified Nonelective Contributions used to satisfy the provisions of subsection (a) above shall not exceed the “ACP QNEC limit.” The “ACP QNEC limit” means the product of a Participant’s Compensation for the Plan Year multiplied by the greater of 5% or two times the Plan’s “representative contribution rate”.

The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Participant who is a Non-Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Participants who are Non-Highly Compensated Employees for the Plan Year or (ii) the group of all Participants who are Non-Highly Compensated Employees for the Plan Year and who are employed by the Employer or an Affiliated Company on the last day of the Plan Year, whichever results in the greater amount.

A Participant’s “applicable contribution rate” for purposes of allocating Qualified Nonelective Contributions that may be included to satisfy the provisions of subsection (a) above means (i) the sum of the Eligible Employee’s Matching Contributions included in calculating his Actual Contribution Percentage for the Plan Year and the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Nonelective Contributions that are included for purposes of satisfying Section 15.03(a) for the Plan Year) (ii) divided by the Participant’s Compensation for the Plan Year.

(6)	Qualified Nonelective Contributions may be treated as Matching Contributions only if the requirements of Treasury Regulation Section 1.401(m) 2(a)(6) are satisfied.

(d)	The Plan has elected to use the “current year testing method.” Notwithstanding anything contained herein to the contrary, the Plan Administrator may elect to use the “prior year testing method” described in Code Section 401(m)(2)(A). A change from the current year testing method to the prior year testing method shall be made only as allowed by Treasury Regulations.

(e)	Notwithstanding anything herein to the contrary, if the Plan applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) satisfies Code Section 410(b)(1), the Employer may, in determining whether the Plan satisfies subsection (a) above, exclude from consideration all Employees (other than Highly Compensated Employees) who have not attained age 21 and completed one year of service, as described in Code Section 410(a)(1)(A).

15.08	Special Rules For Determining Average Actual Contribution Percentages.

(a)	The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have employer matching contributions, after-tax contributions or elective deferrals allocated to his account under two or more arrangements described in Code Sections 401(a) or 401 (k) that are maintained by the Employer or its Affiliated Company and that are not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401 (m)-1 (b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

(b)	If two or more plans maintained by the Employer or its Affiliated Companies are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all employer matching contributions and after-tax contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan. Pursuant to Treasury Regulation Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate Actual Contribution Percentages aggregating ESOP and non-ESOP plans. Plans may be aggregated under this subsection (b) only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).

(c)	The determination and treatment of the ACP of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

15.09	Distribution of Excess ACP Contributions.

(a)	Employer Matching Contributions and After-Tax Contributions exceeding the limitations of Section 15.07(a) (“Excess ACP Contributions’’) and any income or loss allocable to such Excess ACP Contribution may be designated by the Plan Administrator as Excess ACP Contributions and may be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Accounts were credited with Excess ACP Contributions in the preceding Plan Year. To determine the aggregate amount of Excess ACP Contributions to be distributed, the Plan Administrator shall first determine the aggregate dollar amount of the distribution as follows:

(1)	Determine the dollar amount by which the Excess ACP Contributions of the Highly Compensated Employee(s) with the highest ACP must be reduced to equal the second highest ACP(s) under the Plan; then

(2)	Determine the dollar amount by which the Excess ACP Contributions for the two (or more) Highly Compensated Employees with the highest ACP(s) under the Plan must be reduced to equal the third highest ACP(s) under the Plan; then

(3)	Repeat the steps described in paragraphs (1) and (2) above with respect to the third and successive highest ACP levels under the Plan until the Average Actual Contribution Percentage does not exceed the amount allowable under Section 15.07(a); then

(4)	Add the dollar amounts determined in each of the steps in paragraphs (1), (2) and (3) above.

The aggregate dollar amount of Excess ACP Contributions determined under the steps in paragraphs (1) through (4) above shall be apportioned among Highly Compensated Employees and distributed as follows:

(A)	First, to those Highly Compensated Employees with the highest amount of Matching Contributions and After-Tax Contributions (“ACP Contributions”) until each such Employee’s ACP Contributions equals the second highest ACP Contributions under the Plan; then

(B)	Second, to the two (or more) Highly Compensated Employees with the next highest amount of ACP Contributions under the Plan, until each such Employee’s ACP Contributions equals the third highest amount of ACP Contributions under the Plan; and

(C)	Then steps described in clauses (A) and (B) above shall be repeated with respect to the third and successive Highly Compensated Employees with the highest amount of ACP Contributions until all Excess ACP Contributions have been distributed.

(b)	To the extent administratively possible, the Plan Administrator shall distribute all Excess ACP Contributions and any income or loss allocable thereto (for the Plan Year) prior to 2 1⁄2 months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto (for the Plan Year) shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

(c)	Excess ACP Contributions shall be adjusted for any income or loss through the end of the Plan Year to which the Excess ACP Contribution relates. The income or loss allocable to Excess ACP Contributions shall be determined by multiplying the income or loss allocable to the Participant’s Account for the Plan Year in which the Excess ACP Contributions arose by a fraction. The numerator of the fraction is the Excess ACP Contributions. The denominator of the fraction is the value of the Participant’s Account on the first day of the Plan Year plus contributions to the Participant’s Account for such Plan Year.

(d)	Matching Contributions distributed to Highly Compensated Employees under this Section 15.09 shall be treated as Annual Additions with respect to the Employee who received such amount.

(e)	Notwithstanding subsection (c) above, income allocable to an Excess ACP Contribution resulting from the recharacterization of Before-Tax Elective Deferrals (see Section 15.06) shall be determined and distributed as if such recharacterized Before-Tax Elective Deferral were an Excess ADP Deferral (see Section 15.05).

(f)	Unless specifically identified to the contrary, any distributions of Excess ACP Contributions shall be made first from After-Tax Contributions and second from Matching Contributions.

15.10	Order of Applying Certain Sections of Article. In applying the provisions of this Article 15, the determination and distribution of Excess Deferrals shall be made first (to the extent possible and except as otherwise provided by the Plan Administrator); the determination and elimination of Excess ADP Deferrals shall be made second, followed by the determination and elimination of Excess ACP Contributions.

ARTICLE 16

TOP HEAVY RULES

16.01	General. The provisions of this Article 16 of the Plan shall become effective in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of the Plan.

16.02	Definitions. The following definitions are applicable to this Article 16 only:

(a)	Top Heavy. The Plan shall be Top Heavy for the Plan Year if, as of the Valuation Date which coincides with or immediately precedes the Determination Date, the value of the Accounts of Key Employees exceeds 60% of the value of all Accounts. If the Employer maintains more than one plan, all plans in which any Key Employee participates and all plans which enable the Plan to satisfy the antidiscrimination requirements of Code Sections 401(a)(4) or 410 must be combined with the Plan (“required aggregation group”) for the purposes of applying the 60% test described in the preceding sentence. Plans maintained by the Employer which are not in the required aggregation group may be combined at the Employer’s election with the Plan for the purposes of determining Top Heavy status if the combined plan satisfies the requirements of Code Section 401(a)(4) and 410 (“permissive aggregation group”). In determining the value of Participant Accounts, all distributions made due to Severance from Employment, death or disability during the one-year period ending on the Determination Date and all distributions made for any other reason during the five-year period ending on the Determination Date shall be included and any unallocated Employer Contributions or Forfeitures attributable to the Plan Year in which the Determination Date falls shall also be included. The Account of any Employee who has not performed services for the Employer during the one-year period ending on the Determination Date shall be disregarded in determining Top Heavy status.

If the Employer maintains a defined benefit plan during the Plan Year which is subject to aggregation with the Plan, the 60% test shall be applied after calculating the present value of the Participants’ accrued benefits under the defined benefit plan in accordance with the rules set forth in that plan and combining the present value of such accrued benefits with the Participant’s Account balances under the Plan. In determining the value of Participants’ accrued benefits, all distributions made due to Severance from Employment, death or disability during the one-year period ending on the Determination Date and all distributions made for any other reason during the five-year period ending on the Determination Date shall be included. The accrued benefit of any Employee who has not performed services for the Employer during the one-year period ending on the Determination Date shall be disregarded in determining Top Heavy status.

Solely for the purpose of determining if the Plan, or any other plan included in the required aggregation group, is Top Heavy, a Non-Key Employee’s accrued benefit in a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(b)	Key Employee. Any Employee of the Employer who at any time during the Plan Year that includes the Determination Date was an officer receiving Compensation in excess of $170,000, as adjusted under Code Section 416(i) (1) for Plan Years beginning after December 31, 2014, a greater than 5% owner of the Employer, a greater than 1% owner of the Employer receiving Compensation in excess of $150,000, or the Beneficiary of a Key Employee.

(c)	Determination Date. The last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined, except that the Determination Date for the first Plan Year of the Plan is the last day of such Plan Year.

(d)	Non-Key Employee. Any Participant who is not a Key Employee.

(e)	Employer. The term “Employer” means the Employer as defined under Section 2.28 and any Affiliated Company of such Employer.

(f)	Compensation. The term “Compensation” means the gross annual earnings reported on the Participant’s IRS Form W-2 (Box 1 or its comparable location as provided on Form W-2 in future years) as required by Code Sections 6041(d), 6051(a)(3) and 6052 plus (i) Before-Tax Elective Deferrals and any other elective deferral, as defined in Code Section 402(g)(3) and (ii) any amount contributed or deferred by the Employer at the Participant’s election which is not includable in the Participant’s gross income by reason of Code Section 125 or 132(f)(4). Compensation includes amounts paid within 2 1⁄2 months of a Participant’s termination of employment if such amounts (1) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation or (2) are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued.

16.03	Minimum Benefit.

(a)	Except as provided below, the Employer Contributions allocated on behalf of any Non-Key Employee who is employed by the Employer on the Determination Date shall not be less than the lesser of (i) 3% of such Non-Key Employee’s Compensation; or (ii) the largest percentage of Employer Contributions and Before-Tax Elective Deferrals of the Key Employee’s Compensation, allocated on behalf of any Key Employee for such Plan Year.

(b)	The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions (if applicable), the Non-Key Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee’s failure to complete at least 1,000 hours of service, his failure to make mandatory employee contributions, or his earning Compensation less than a stated amount, if applicable.

(c)	If the Employer maintains a defined benefit plan in addition to the Plan, the minimum contribution and benefit requirements for both plans in a Top Heavy Plan Year may be satisfied by an allocation of Employer Contributions to the Account of each Non-Key Employee in the amount of 5% of the Non-Key Employee’s Compensation.

(d)	Notwithstanding anything to the contrary contained herein, Before-Tax Elective Deferrals allocated to the Accounts of Non-Key Employees shall not be considered in determining whether the minimum contribution required by this Section 16.03 is satisfied. Nevertheless, Before-Tax Elective Deferrals allocated to the Accounts of Key Employees shall be considered in determining the amount of the required minimum contribution.

ARTICLE 17

MAXIMUM BENEFITS

17.01	General Rule. Various definitions used in this Article 17 are contained in Section 17.02.

(a)	Notwithstanding any other provision of the Plan, the Annual Additions to a Participant’s Account for any Limitation Year, when combined with the Annual Additions to the Participant’s Account for the Limitation Year under all other qualified individual account plans maintained by the Company or its Affiliates shall not exceed the lesser of (i) $52,000, as adjusted by the Cost of Living Factor for Plan Years beginning after December 31, 2014 or (ii) 100% of the Participant’s Compensation for such Plan Year (the “Maximum Permissible Amount”).

(b)	The Company hereby elects that the Limitation Year for purposes of Code Section 415 shall be the Plan Year.

(c)	For purposes of determining the limit on Annual Additions under subsection (a) above, the limits described therein shall be increased for each Plan Year to the extent permitted by law.

(d)	If the Participant is covered under another qualified defined contribution plan maintained by the Employer during any Limitation Year, the Annual Additions which may be credited to a Participant’s Account under the Plan for any such Limitation Year shall not exceed the maximum permissible amount reduced by the Annual Additions credited to the Participant’s Account under all such plans for the same Limitation Year.

17.02	Definitions. For the purposes of this Article 17, the following definitions shall apply:

(a)	Annual Addition means the sum of:

(1)	Employee Contributions (other than Catch-Up Contributions);

(2)	Employer Contributions;

(3)	Forfeitures (if any); and

(4)	Amounts described in Code Sections 415(1)(1) and 419A(d)(2).

Annual Additions shall not include any amounts credited to the Participant’s Account resulting from Rollover Contributions.

Contributions do not fail to be Annual Additions merely because they are excess contributions (as described in Code Section 401(k)(8)(b)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)), or merely because excess contributions or excess aggregate contributions are corrected through distribution. A Forfeiture is treated as an Annual Addition for the Limitation Year that contains the date as of which it is allocated to a Participant’s Account as a Forfeiture.

(b)	Affiliates has that meaning contained in Section 2.03 (definition of “Affiliated Company”) except that for purposes of determining who is an Affiliate the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code Section 1563(a)(1).

(c)	Compensation means the gross annual earnings reported on a Participant’s IRS Form W-2 (Box 1 or its comparable location as provided on Form W-2 in future years), as required by Code Sections 6041(d), 6051(a)(3), and 6052, plus Before- Tax Elective Deferrals under the Plan or any other elective deferral (as defined in Code Section 402(g)(3)) and amounts which are contributed or deferred by the Employer at the election of the Employee which are not includible in the gross income of the Employee by reason of Code Sections 125 or 132(0(4). Compensation includes amounts paid within the later of 2 1⁄2 months of the Participant’s termination of employment or the end of the Limitation Year that includes the date of the Participant’s termination of employment if such amounts (i) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, or (ii) are payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use such leave if his employment had continued or are payments received by the Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payments would otherwise have been paid to the Participant in the course of his employment and only to the extent the payments are includible in the Participant’s gross income. Compensation for this purpose also includes amounts paid after the Participant’s termination of employment if the Participant (1) stopped performing services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(l)), to the extent the payments do not exceed the amounts the Participant would have received for that Limitation Year if the Participant had continued to perform services for the Employer, rather than entering qualified military service, or (2) became permanently and totally disabled (as defined in Code Section 22(e)(3)) provided that Treasury Regulation Sections 1.415(c)-2(e)(4) and 1.415(c)-2(g)(4)(ii)(A) are satisfied.

IN WITNESS WHEREOF, Spectra Energy Corp has caused this instrument to be executed on its behalf by its duly authorized delegate, to be effective as of January 1, 2014.

SPECTRA ENERGY CORP

By:	/s/ James M. Pruett

Name:	James M. Pruett

Title:	EVP, Human Resources and Support Services, SET

Date:	December 19, 2014

APPENDIX A

AFFILIATED SPONSORS

Affiliated Sponsor	Effective Date

PanEnergy Services, Limited Partnership	January 1, 2007
Spectra Energy Operating Company, LLC	January 1, 2007

The designation of a company as an Affiliated Sponsor with respect to the Spectra Energy Retirement Savings Plan (i) may be discontinued by action of Spectra Energy Corp and (ii) is automatically discontinued upon Spectra Energy Corp failing to hold, directly or indirectly, an ownership interest in such company of at least 80% as determined under Code Section 414. Upon such discontinuance, employees of such company shall cease to be eligible to participate in such plan.